UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bestway, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BESTWAY, INC.

7800 N. Stemmons Freeway, Suite 320

Dallas, Texas 75247

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 7, 2004

TO THE STOCKHOLDERS OF

BESTWAY, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bestway, Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m., Central Standard Time, at the Company’s corporate office, 7800 N. Stemmons Freeway, Suite 320, Dallas, Texas 75247, on Tuesday, December 7, 2004 for the following purposes:

1. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse/forward stock split of the Company’s outstanding Common Stock, whereby the Company will effect a 1-for-100 reverse stock split, such that stockholders owning less than 100 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, immediately followed by a 100-for-1 forward stock split (the “Reverse/Forward Stock Split”);

2. To elect five (5) directors of the Company, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified; and

3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

All of the above matters are more fully discussed in the accompanying proxy statement. Management is not aware of any other matters that will come before the meeting.

The Board of Directors has fixed the close of business on Monday, October 11, 2004 as the Record Date for the determination of stockholders entitled to notice of and vote at the annual meeting and any adjournment thereof, and only stockholders of record at such time will be so entitled to vote.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. Please complete, sign and mail the enclosed proxy in the accompanying envelope promptly, whether or not you intend to be present at the meeting. If you attend the annual meeting in person, you may revoke the previously submitted proxy and vote in person on all matters submitted at the annual meeting.

By Order of the Board of Directors,

/s/ BETH A. DURRETT
Beth A. Durrett
Secretary

                    , 2004

Dallas, Texas

SUMMARY TERM SHEET

This summary term sheet, together with the “Questions and Answers About the Meeting and Transaction” section that follows, highlight selected information from the proxy statement and addresses the material terms of the proposed transaction. For a complete description, you should carefully read the proxy statement and all of its exhibits and annexes before you vote. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in, or accompanying, this proxy statement, including the financial statements in the Annual Report, which accompanies and is incorporated by reference into this proxy statement.

Reverse/Forward Stock Split

A special committee of independent directors of the Company’s Board of Directors (the “Special Committee”) reviewed and recommended to our Board, and our Board has authorized a 1-for-100 reverse stock split of our Common Stock, followed by a forward stock split of our Common Stock on a 100-for-1 basis (the “Reverse/Forward Stock Split”). Stockholders owning less than 100 shares at the effective time will receive $13.00 for each share. Stockholders who own 100 or more shares at the effective time of the transaction will not be entitled to receive any cash for their fractional share interests resulting from the reverse split. The forward split that will immediately follow the reverse split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock they held immediately before the effective time of the transaction. As a result, the total number of shares held by such a stockholder will not change after completion of the transaction.

The Reverse/Forward Stock Split is part of a plan to make the Company a private company. The Special Committee and our Board have determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our unaffiliated stockholders, including those being redeemed pursuant to the Reverse Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under “Recommendation of the Board of Directors; Fairness of the Transaction.”

Certain members of our Board as well as our controlling stockholder have indicated that they intend to vote, or cause to be voted, shares that they directly or indirectly control in favor of the Reverse/Forward Stock Split. The shares of stock beneficially held by these directors together with the shares held by our controlling stockholder represent approximately 62.1% of the voting power of the Company and, if voted as indicated, assure the approval of the Reverse/Forward Stock Split. See also the information under the captions “Special Interests of the Affiliated Persons in the Reverse/Forward Stock Split” and “Effects of the Reverse/Forward Stock Split” in this proxy statement.

Our Board recommends that all stockholders vote in favor of the Reverse/Forward Stock Split. See also the information under the captions “Special Factors—Purpose of the Reverse/Forward Stock Split”; “Recommendation of the Board of Directors”; and “Fairness of the Transaction” in this proxy statement.

The Reverse/Forward Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our public company obligations. See also the information under the captions “Effects of the Reverse/Forward Stock Split.”

If the Reverse/Forward Stock Split is approved, we will be eligible to cease filing periodic reports with the Securities and Exchange Commission (the “Commission”), and we intend to cease public registration and terminate the NASDAQ SmallCap Market listing of our Common Stock. See also the information under the captions “Special Factors—Purpose of the Reverse/Forward Stock Split”; “Recommendation of the Board of Directors”; and “Fairness of the Transaction” in this proxy statement.

The Special Committee retained Cash Klemchuk Roach Powers LLP to serve as independent legal counsel and Southwest Securities, Inc. to provide an opinion as to the fairness, from a financial point of view, of the Reverse/Forward Stock Split to the Company and its stockholders. The full text of the written opinion of

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Southwest Securities, which sets forth assumptions made, procedures followed, matters considered, and the qualifications and limitations on the scope of the review undertaken in connection with the opinion, is attached to this proxy statement as Annex A. The description of Southwest Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to, and should, read the opinion carefully and in its entirety. For a more detailed description of Southwest Securities’ opinion, see the information under the caption “Fairness of the Transaction” and “Opinion of the Financial Advisor” in this proxy statement.

You are not entitled to appraisal rights under either our governance documents or Delaware General Corporation Law, even if you dissent from approval of the Reverse Stock Split. See also the information under the caption “Dissenters’ and Appraisal Rights” in this proxy statement.

When approved by the stockholders at the Annual Meeting, the Reverse/Forward Stock Split will be effectuated in the following manner.

•	The Reverse/Forward Stock Split will take effect on the date we file Certificates of Amendment to our Amended and Restated Certificate of Incorporation (one Certificate effecting a reverse stock split, the other effecting a forward stock split) with the Secretary of State of the State of Delaware, or on any later date that we may specify in such Certificates of Amendment.

•	At 6:00 p.m. Central Standard Time on the effective date, we will effect a 1-for-100 reverse stock split of our Common Stock, pursuant to which a holder of 100 shares of Common Stock immediately before the reverse stock split will hold one share of Common Stock immediately after the reverse stock split.

•	Any stockholder owning less than 100 shares of our Common Stock immediately before the reverse stock split will receive cash in exchange for the resulting fractional share of Common Stock and will no longer be a stockholder of the Company. We refer to these stockholders as “Cashed Out Stockholders.” We will pay the Cashed Out Stockholders an amount in cash equal to $13.00 per share of Common Stock held by them immediately before the reverse stock split.

•	Any stockholder owning 100 or more shares of our Common Stock immediately before the reverse stock split will not be entitled to receive any cash for their fractional share interests resulting from the reverse split. The forward split that will immediately follow the reverse split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock they held immediately before the effective time of the transaction. As a result, the total number of shares held by such a stockholder will not change after completion of the transaction.

•	At 6:01 p.m. Central Standard Time on the effective date (and after completion of the reverse stock split), we will effect a 100-for-1 forward stock split of our Common Stock, pursuant to which a holder of one share of Common Stock immediately after the reverse stock split and immediately before the forward stock split will hold 100 shares of Common Stock immediately after the forward stock split. In other words, a stockholder holding 100 or more shares of Common Stock immediately before the Reverse/Forward Stock Split will continue to hold the same number of shares after the completion of the Reverse/Forward Stock Split and will not receive any cash payment.

Please see the sections of this proxy statement entitled “Special Factors—Effects of the Reverse/Forward Stock Split” and “Structure of the Reverse/Forward Stock Split” for a more detailed discussion of the foregoing.

•

The Company’s Board of Directors has set the cash consideration to be paid for fractional shares less than one whole share resulting from the reverse stock split at $13.00 per share of Common Stock. The Board of Directors made this determination in good faith, based upon the recommendation and approval of the Special Committee and factors the Special Committee deemed relevant, as described in greater detail in the sections of this proxy statement entitled, “Special Factors—Fairness of the Transaction,” and “Additional Information Regarding the Reverse/Forward Stock Split—Recommendation of the Board of Directors.” The “Affiliated Persons” are (i) R. Brooks Reed and David A. Kraemer, who are members of the Board of Directors and executive officers, (ii) Jack E. Meyer, James A. O’Donnell and Bernard J. Hinterlong, who

are members of the Board of Directors, (iii) Beth A. Durrett, who is an executive officer and (iv) O’Donnell & Masur, L.P., which owns approximately 52% of the Company’s outstanding Common Stock. The Affiliated Persons together own a majority of the voting power of the Company’s Common Stock.

•	Following the Reverse/Forward Stock Split, the Company expects to have approximately 68 stockholders of record and, as a result, the Company intends to terminate the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, or the Exchange Act. This will mean that the Company’s duty to file periodic reports with the Securities and Exchange Commission, or the SEC, will be suspended, and the Company will no longer be classified as a public reporting company. In addition, the Company’s Common Stock will no longer trade on the NASDAQ SmallCap Market, or Nasdaq. Please see the section of this proxy statement entitled “Special Factors—Effects of the Reverse/Forward Stock Split” for a more detailed discussion of the foregoing.

Questions and Answers About the Meeting and Transaction

Q: Why am I receiving these materials?

A: The Board is providing these proxy materials for you in connection with the Annual Meeting, which will take place on December 7, 2004. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the transaction described in this proxy statement.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, and other required information. Our Annual Report on Form 10-K for the fiscal year ending July 31, 2004 is incorporated by reference in this document.

Q: What is the time and place of the Annual Meeting?

A: The Annual Meeting will be held at the corporate office of Bestway, Inc., Dallas, Texas at 8:00 a.m., Central Standard Time on December 7, 2004.

Q: Who is soliciting my proxy?

A: The Board of Directors of Bestway, Inc.

Q: What proposals will be voted on at the Annual Meeting?

A: You are being asked to vote on the approval of the proposed amendments to our Amended and Restated Certificate of Incorporation that will provide for a reverse 1-for-100 stock split followed immediately by a forward 100-for-1 stock split. Stockholders whose shares are converted into less than one share in the reverse split (meaning they held fewer than 100 shares at the effective time of the transaction) will receive a cash payment from the Company for their fractional share interests equal to $13.00 in cash, without interest, for each share of Common Stock they held immediately before the transaction. Stockholders who own 100 or more shares at the effective time of the transaction will continue to own the same number of shares after the transaction. The Company will have fewer than 300 stockholders after the transaction, and intends to file a Form 15 with the SEC to deregister the Company’s Common Stock. Thereafter, the Company would no longer be subject to the reporting and related requirements of the Exchange Act, and our Common Stock would cease to be traded on Nasdaq. Any trading in our Common Stock after the transaction will only occur in the “pink sheets” (a centralized quotation service that collects and publishes market maker quotes for securities) or in privately negotiated sales. You are also being asked to elect five directors and to transact such other business as may properly come before the meeting.

Q: What is the Company’s voting recommendation?

A: Our Board has determined that the transaction is advisable and in the best interests of the Company and its stockholders. Our Board has therefore unanimously approved the transaction and recommends that you vote “FOR” approval of this matter at the Annual Meeting.

The Board also recommends that you vote “FOR” the election of each director nominee named in this proxy statement.

Q: What shares can I vote?

A: You may vote all shares of the Company’s Common Stock that you own as of the close of business on the Record Date, which was October 11, 2004. These shares include (1) shares held directly in your name as the “shareholder of record,” and (2) shares held for you as the “beneficial owner” either through a broker or bank.

Q: What is the purpose of the transaction?

A: If approved, the transaction will enable the Company to go private and thus terminate its obligations to file annual and periodic reports and make other filings with the SEC. The purpose behind the proposal and the benefits of going private include:

•	eliminating the costs associated with filing documents under the Exchange Act with the SEC;

•	eliminating the costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations;

•	reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests; and

•	affording stockholders holding fewer than 100 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs.

Q: What does “going private” mean?

A: Following the transaction, the Company will have fewer than 300 stockholders of record, will be eligible to terminate the registration of its Common Stock under the Exchange Act, and will become a “private company.” In this regard, the Company, by going private, will no longer have to file periodic reports, such as annual, quarterly, and other reports, with the SEC, and its executive officers, directors, and 10% stockholders will no longer be required to file reports relating to their transactions in the Company’s Common Stock with the SEC. Additionally, the Company’s Common Stock will cease to be quoted on Nasdaq, and any trading in our Common Stock will occur only in “pink sheets” or in privately negotiated sales.

Q: What will I receive in the transaction?

A: If you own fewer than 100 shares of the Company’s Common Stock immediately before the effective time of the transaction, you will receive $13.00 in cash, without interest, from the Company for each share that you own. If you own 100 or more shares of the Company’s Common Stock at the effective time of the transaction, you will not receive any cash payment for your shares in connection with the transaction and will continue to hold the same number of shares of the Company’s Common Stock as you did before the transaction.

Q: What if I hold shares in street name?

A: The Company intends to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their name. However, nominees may have different procedures and stockholders holding Common Stock in street name should contact their nominees.

Q: How will the Company be operated after the transaction?

A: Assuming that the Company has fewer than 300 stockholders after the transaction, the Company will file a Form 15 to deregister its Common Stock under federal securities laws. Upon such filing, the Company would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies. The Company expects its business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the transaction is not anticipated to have any effect upon the conduct of such business. As a result of the transaction, stockholders who receive cash for their shares in the transaction will no longer have a continuing interest as stockholders of the Company and will not share in any future earnings and growth of the Company. Also, the Company expects that after the transaction, its Common Stock will be delisted from Nasdaq, which will adversely affect the liquidity of the Common Stock. Any trading in our Common Stock will only occur in the “pink sheets” or in privately negotiated sales.

Q: What are the federal income tax consequences of the transaction to me?

A: The receipt of the cash in the transaction will be taxable for Federal income tax purposes. Stockholders who do not receive cash in the transaction should not be subject to taxation as a result of the transaction. To review the material tax consequences in greater detail, please read the discussion under “Additional Information Regarding the Reverse/Forward Stock Split—Material Federal Income Tax Consequences.”

Q: If I own fewer than 100 shares, is there any way I can continue to be a stockholder of the Company after the transaction?

A: If you own fewer than 100 shares before the reverse stock split, the only way you can continue to be a stockholder of the Company after the transaction is to purchase, prior to the effective date, sufficient additional shares to cause you to own a minimum of 100 shares on the effective date. However, we cannot assure you that any shares will be available for purchase.

Q: Is there anything I can do if I own 100 or more shares, but would like to take advantage of the opportunity to receive cash for my shares as a result of the transaction?

A: If you own 100 or more shares before the transaction, you can only receive cash for all of your shares if, prior to the effective date, you reduce your stock ownership to fewer than 100 shares by selling or otherwise transferring shares. However, we cannot assure you that any purchaser for your shares would be available.

Q: What happens if I own a total of 100 or more shares beneficially, but I hold fewer than 100 shares of record in my name and fewer than 100 shares with my broker in “street name”?

A: An example of this would be that you have 40 shares registered in your own name with our transfer agent, and you have 60 shares registered with your broker in “street name.” Accordingly, you are the beneficial owner of a total of 100 shares, but you do not own 100 shares of record or beneficially in the same name. If this is the case, as a result of the transaction, you would receive cash for the 40 shares you hold of record. You will also receive cash for the 60 shares held in street name if your broker or other nominee accepts our offer for each beneficial owner of fewer than 100 shares of Common Stock held in the broker’s or nominee’s name to receive cash for fractional shares. If the broker or nominee does not accept our offer, you would continue to own a beneficial fractional interest in a share of our Common Stock.

Q: Should I send in my stock certificates now?

A: No. After the transaction is completed, we will send instructions on how to receive any cash payments you may be entitled to receive.

Q: How can I vote my shares without attending the Annual Meeting?

A: Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by signing your proxy appointment form or, for shares held in street name, by signing the voting instruction card included by your broker or nominee and mailing it in the enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Q: Can I change my vote?

A: You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may change your vote by signing a new proxy appointment form bearing a later date

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(which automatically revokes the earlier dated proxy appointment form) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously signed proxy appointment to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q: How are votes counted?

A: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the transaction. If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign and date your proxy appointment form with no further instructions, your shares will be voted “FOR” the approval of the transaction and “FOR” the election of each director nominee named in this proxy statement, all in accordance with the recommendations of the Board.

Q: What are the voting requirements to approve the Reverse/Forward Stock Split and to elect directors?

A: Approval of the transaction will require the affirmative vote of a majority of the outstanding shares of Common Stock. The election of directors will be determined by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting.

Q: What happens if I sell shares before the Annual Meeting?

A: If you sell a sufficient number of shares so that you own fewer than 100 shares at the effective time of the transaction, you will receive $13.00 cash for each share you own immediately before the effective time of the transaction.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC.

Q: Am I entitled to dissenters’ rights?

A: Under Delaware law, stockholders are not entitled to dissenter’s rights in connection with the transaction.

Q: What are some of the advantages of the Reverse/Forward Stock Split?

A: The Special Committee and the Board of Directors believe that the Reverse/Forward Stock Split will have, among others, the following advantages:

•	The Company will terminate the registration of its Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of being a public company (with estimated tangible costs savings of approximately $775,500 before taxes annually);

•	Management will be able to focus its time and resources on the business’ long-term goals and objectives; and

•	Stockholders holding fewer than 100 shares will be able to realize complete liquidity at a premium to the market price, and do so through a transaction that will not include brokerage commissions and fees.

Q: What are some of the disadvantages of the Reverse/Forward Stock Split?

A: The Special Committee and the Board of Directors believe that the Reverse/Forward Stock Split will have, among others, the following disadvantages:

•	Stockholders owning less than 100 shares of the Company’s Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing, instead, they will be cashed out and will no longer be stockholders of the Company and will not have the opportunity to participate in or benefit from any future potential appreciation in the Company’s value.

•	Stockholders remaining in the Company following the Reverse/Forward Stock Split will no longer have available all of the information regarding the Company’s operations and results that is currently available in the Company’s filings with the SEC, the transaction will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in the Company after the transaction, the Company will no longer be subject to the liability provisions of the Exchange Act, the Company will no longer be subject to the provisions of the Sarbanes-Oxley Act, and the officers of the Company will no longer be required to certify the accuracy of the Company’s financial statements.

•	Stockholders remaining in the Company following the Reverse/Forward Stock Split will no longer be able to trade such securities on a public market, the effect of which is a loss of liquidity.

•	The elimination of the Common Stock’s trading market may result in the Company having less flexibility in attracting and retaining executives and other employees because equity-based incentives (such as stock options) tend not to be viewed as having the same value in a private company.

•	The Company will be less likely to be able to use stock to acquire other companies.

•	It will be more difficult for the Company to access the public equity markets.

See “Effects of the Reverse/Forward Stock Split.”

Q: The Company has been publicly held since 1977; what are some of the reasons for going private now?

A: The Board believes that the Company currently derives no material benefit from its public company status. In addition to the direct financial burden from being a public company, the thin trading market in the Company’s Common Stock has not provided liquidity to its stockholders, nor does the Company expect that it will permit the Company to use its stock as currency for acquisitions or other transactions in the future. Additionally, the scare trading volume results in substantial spikes in the trading price when actual trades are made in the market.

See “Reasons for the Reverse/Forward Stock Split.”

Q: What are some of the factors supporting the Board’s determination to recommend approval of the reverse stock split?

A: The Board based its determination to recommend approval of the Reverse/Forward stock split proposal on several factors. Importantly, the Board considered the relative advantages and disadvantages discussed above and under “Reasons for the Reverse Stock Split” and “Fairness of the Transaction.” The Board also considered certain other factors, including:

•	the financial presentations and analyses of management and the opinion of Southwest Securities regarding the Reverse/Forward Stock Split proposal and the Board’s discussions and conclusions about the fairness, from a financial point of view, of the proposed per pre-split share price of $13.00 to be paid for fractional shares to the Company’s unaffiliated stockholders owning less than 100 shares of Common Stock;

•	the projected tangible and intangible cost savings to the Company by terminating its public company status; and

•	attempts of the Company’s stockholders to achieve liquidity in the existing trading market would be frustrated due to the low average daily trading volume of the Company’s Common Stock, where only a small number of shares could be purchased or sold without the risk of significantly increasing or decreasing the trading price.

See “Fairness of the Reverse Stock Split.”

Q: What are the interests of the Company’s directors and officers in the Reverse/Forward Stock Split?

A: In considering the Board’s recommendation to approve the Reverse/Forward Stock Split proposal, stockholders should be aware that, as a result of the transaction, the Company estimates that its directors and officers, collectively, will beneficially own approximately 11.9% of the Company’s Common Stock both before and after the Reverse/Forward Stock Split because only an estimated 8,000 shares of the Company’s Common Stock will be eliminated.

Q: What is the total cost of the reverse stock split to the Company?

A: The Company estimates that the total cost of the reverse stock split to the Company will be approximately $269,000, of which the Company will pay approximately $104,000 to cash out fractional shares, approximately $165,000 of legal, accounting, and financial advisory fees, and other costs to effect the Reverse/Forward Stock Split. This total amount could be larger or smaller if the estimated number of fractional shares that will be outstanding after the reverse stock split changes as a result of purchases or sales of Common Stock by unaffiliated stockholders.

PROXY STATEMENT

BESTWAY, INC.

ANNUAL MEETING OF STOCKHOLDERS

December 7, 2004

INTRODUCTION

The accompanying proxy is being solicited by the Board of Directors of Bestway, Inc., a Delaware corporation (the “Company”), on behalf of the Company for use at the annual meeting (the “Annual Meeting”) of stockholders to be held at the Company’s corporate office located at 7800 N. Stemmons Freeway, Suite 320, Dallas, Texas 75247, on Tuesday, December 7, 2004 at 8:00 a.m., Central Standard Time and at any adjournment thereof. The approximate date on which the Proxy Statement and the form of Proxy are being sent to stockholders is November 18, 2004. The cost of preparing and mailing the enclosed material is to be borne by the Company.

At the Annual Meeting, the following matters will be considered:

1. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse/forward stock split of the Company’s outstanding Common Stock, whereby the Company will effect a 1-for-100 reverse stock split, such that stockholders owning less than 100 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, immediately followed by a 100-for-1 forward stock split (the “Reverse/Forward Stock Split”);

2. The election to the Company’s Board of Directors of five (5) directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified; and

3. The transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors recommends that stockholders vote FOR the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse/Forward Stock Split, and FOR the election as directors of the nominees named herein. The Company’s principal office is located at 7800 N. Stemmons Freeway, Suite 320, Dallas, Texas 75247. The Company’s telephone number is 214-630-6655.

Proxies and Election Inspectors

Proxies that are properly executed and duly returned to the Company will be voted in accordance with the instructions contained therein. If no instruction is given with respect to any proposal to be acted upon, the proxy will be voted in favor of the proposals set forth therein. Each proxy granted may be revoked at any time prior to its exercise by the subsequent execution and submission of a revised proxy, by written notice to the Secretary of the Company, or by voting in person at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast”.

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

In connection with the election of directors to the Board of Directors, abstentions will be disregarded (except for quorum purposes) and the candidates for the election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of Directors to be elected by those shares, will be elected and votes cast against a candidate or votes withheld will have no legal effect.

Voting Securities and Vote Required

The only class of voting securities of the Company is its common stock, par value $.01 per share, which we refer to as the Common Stock, each share of which entitles the holder thereof to one vote. As of October 11, 2004, the Record Date, there were 1,683,272 shares of Common Stock outstanding and entitled to vote at the Annual Meeting or any adjournment thereof. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the purposes of approving the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse/Forward Stock Split, electing the directors and ratifying the appointment of the independent public accountants. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock presented, in person or by proxy, and entitled to vote at the Annual Meeting is required for the adoption of the proposals set forth herein except for the election of directors (Proposal No. 2), in which nominees will be elected by a plurality of the votes cast, in person or by proxy, and entitled to vote on the election of directors.

THE REVERSE/FORWARD STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE/FORWARD STOCK SPLIT OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROPOSAL NO. 1

AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Costs of Proxy Solicitation and the Reverse/Forward Stock Split

We will pay the cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting of Stockholders. Solicitation by mail, telephone, facsimile, or personal solicitation may also be undertaken by our directors, executive officers, or regular employees, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of Common Stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable expenses.

The repurchase of the Cashed Out Stockholders’ fractional shares resulting from the Reverse/Forward Stock Split is estimated to cost approximately $104,000. The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be greater than the estimates shown below.

Cash for purchase of Cashed Out Stockholders’ fractional shares	$104,000
Legal fees	$90,000
Financial Advisor fees	$60,000
Printing, mailing and other costs	$15,000
Total fees	$165,000

Total	$269,000

These expenses do not include the normal costs of preparing and mailing proxy materials and conducting the Annual Meeting of Stockholders as those costs would be incurred in the normal course of a regular annual meeting.

We intend to finance the Reverse/Forward Stock Split with cash on hand and, if necessary, by accessing our line of credit.

Structure of the Reverse/Forward Stock Split

The Board of Directors, upon the recommendation and approval of the Special Committee, has authorized the Reverse/Forward Stock Split, and recommends the transaction for your approval. The Reverse/Forward Stock Split consists of a 1-for-100 reverse stock split, such that stockholders owning less than 100 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, followed immediately by a 100-for-1 forward stock split. The Reverse/Forward Stock Split is intended to take effect on the date we file Certificates of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or on any later date that we may specify in such Certificates of Amendment, which were refer to as the Effective Date. At 6:00 p.m. Central Standard Time on the Effective Date, the Company will effect a 1-for-100 reverse stock split of the Common Stock, pursuant to which a holder of 100 shares of the Common Stock immediately before the reverse stock split will hold one share of the Common Stock immediately after the reverse stock split. Any stockholder owning less than 100 shares of the Common Stock immediately before the reverse stock split will receive the right to receive cash in exchange for the resulting fractional share thereof and will no longer be a stockholder of the Company. At 6:01 p.m. Central Standard Time on the Effective Date (and after the completion of the reverse stock split), the Company will effect a 100-for-1 forward stock split of Common Stock, pursuant to which a holder of one share of Common Stock immediately after the reverse stock split and immediately prior to the forward stock split will hold 100 shares of Common Stock immediately after the forward stock split. In other words, a stockholder holding 100 or more shares of Common Stock immediately before the Reverse/Forward Stock Split will continue to hold the same number of shares after the completion of the Reverse/Forward Stock Split and will not receive any cash payment.

As of November 4, 2004 the most recent practicable date prior to the date of this proxy statement, there were 1,683,272 shares of Common Stock outstanding and 366 holders of record. As of such date, approximately 298 holders of record held less than 100 shares of Common Stock. As a result, we believe that the Reverse/Forward Stock Split will reduce the number of holders of record of the Company to approximately 68.

The Board of Directors, upon recommendation and approval of the Special Committee, has set the cash consideration to be paid to Cashed Out Stockholders at $13.00 per share of Common Stock. The Special Committee determined this value in good faith, based upon factors the Special Committee deemed relevant. The Company currently estimates that Cashed Out Stockholders will receive cash consideration for their cancelled shares within approximately three weeks after the Effective Date.

In order to complete the Reverse/Forward Stock Split, a majority of the shares of the Common Stock outstanding and entitled to vote at the Annual Meeting, voting together as a single class, must approve the Certificates of Amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse/Forward Stock Split. The Affiliated Persons, who together own a majority of the voting power of the Common Stock outstanding and entitled to vote at the Annual Meeting, have indicated that they will vote in favor of the Reverse/Forward Stock Split proposal at the Annual Meeting. The Board of Directors has retained for itself the absolute authority to reject (and not implement) the Reverse/Forward Stock Split (even after approved by the stockholders) if it subsequently determines that the Reverse/Forward Stock Split for any reason is not then in the best interests of the Company. Such reasons include any change in the nature of the shareholdings of the Company prior to the Effective Date which results in the failure of the Reverse/Forward Stock Split to effect a reduction in the number of stockholders of record of the Company to below 300. The proposed Certificates of Amendment to our Amended and Restated Certificate of Incorporation are set forth in Exhibit A to this Proxy Statement.

The Reverse/Forward Stock Split is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act because it is intended to and, if completed, will likely terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s duty to file periodic reports with the SEC. In connection with the Reverse/Forward Stock Split, we will file a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC.

Background of the Reverse/Forward Stock Split

In recent years, our Common Stock has attracted limited institutional investors or market research attention which could have created a more active and liquid market for the Common Stock. Relatively low trading volume and low market capitalization have reduced the liquidity benefits to the stockholders of the Company and mitigated the ability to use Common Stock as a significant part of our employee compensation and incentive strategy. In addition, because we have not been active in the corporate merger and acquisition market, the benefit of a publicly traded stock to use in conjunction with acquisitions or other stock transactions has never been realized.

We incur direct and indirect costs associated with compliance with the Exchange Act’s filing and reporting requirements imposed on public companies. The cost of this compliance has increased significantly with the implementation of the provisions of Sarbanes-Oxley. In addition, we incur direct and indirect expenses associated with listing our Common Stock on Nasdaq. We are seeking to undertake the Reverse/Forward Stock Split at this time because of the significant costs and burdens associated with compliance with the forthcoming internal control audit requirements of Section 404 of Sarbanes-Oxley. The cost of implementing Section 404’s internal control procedures is unduly burdensome and costly considering the Company’s size, because the Company has no adequate personnel to implement the new requirements of Section 404 and would incur substantial costs to enact such procedures.

We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs can be substantial.

We have not derived significant benefits from maintaining a public trading market. The Board of Directors does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using stock as consideration. Accordingly, we are not likely to make use of many advantages (for raising capital, effecting acquisitions or other purposes) that our status as a reporting company may offer. For a more detailed discussion of the ways in which the Company has not enjoyed the benefits typically afforded public company status, please see “Special Factors—Reasons for the Reverse/Forward Stock Split.”

In light of these circumstances, the Special Committee and, upon the recommendation of the Special Committee, the Board of Directors, believe that it is in our best interests to undertake the Reverse/Forward Stock Split at this time to enable us to deregister the Common Stock under the Exchange Act, which will relieve us of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the Exchange Act.

The Company’s discussions about taking the Company private began periodically in the first part of 2002. At that time officers and directors of the Company began to evaluate whether the Company was achieving the benefits of being a publicly traded company versus the costs of maintaining its public reporting obligations, coupled with the limited liquidity and trading volatility associated with the limited trading of the Company’s stock. The conversations were tabled with the hiring of David Kraemer as President and Chief Executive Officer in July 2002. Later that month, Sarbanes-Oxley Act of 2002 was enacted.

On October 15, 2002, Beth Durrett, Chief Financial Officer of the Company, attended her first presentation about the implications of Sarbanes-Oxley hosted by PricewaterhouseCoopers. The overwhelming reach of the act and the first estimates of cost of compliance were reported back to the Company by Ms. Durrett. Later that month, Mr. Kraemer and Ms. Durrett made their first 906 and 302 certifications.

On November 26, 2002, PricewaterhouseCoopers presented releases relating to Sarbanes-Oxley to the Company’s Audit Committee. The releases discussed accelerated filing obligations, CEO/CFO certifications, and beneficial ownership reporting obligations. At this time officers and directors began informal discussions about the estimated time and cost associated with Sarbanes-Oxley compliance and new discussions arose about taking the Company private. The Company decided to meet with an investment banker about going private options. Mr. Kraemer and Brooks Reed, Chairman of the Board of Directors, were charged with meeting with Stephens, Inc. to discuss recommendations for going private options.

On February 18, 2003 at the Company’s Board of Directors’ meeting, Mr. Kraemer and Mr. Reed discussed their meeting with Stephens, Inc. and its recommendation to take the Company private, including various methods for taking the Company private. After a full discussion, the Board decided that the Company should stay public at that time.

On May 20, 2003 at the Company’s Audit Committee meeting, PricewaterhouseCoopers discussed new SEC releases and amendments concerning provisions of Sarbanes-Oxley, including disclosure requirements to implement Sections 406 and 407, rules on strengthening auditor independence, and non-audit services, among other things. Ms. Durrett continued to update the Company on the growing time and costs associated with Sarbanes-Oxley compliance.

On November 25, 2003 at the Company’s Audit Committee meeting, PricewaterhouseCoopers discussed new accounting pronouncements regarding SEC final rules issued on June 6, 2003 implementing Section 404 of Sarbanes-Oxley. Bestway did not meet the definition of an accelerated filer, delaying required compliance with annual internal control reports for the fiscal year ending July 31, 2005.

From approximately February 2004 through May 2004, Ms. Durrett had several meetings with PricewaterhouseCoopers, independent consultants, and others discussing a comprehensive program to document, evaluate, and test management’s system of internal controls for Section 404 readiness and ultimate compliance. Ms. Durrett concluded that Weaver & Tidwell should be retained to assist with the process, and a preliminary project plan was created outlining specific areas and fee estimates.

On June 2, 2004, Weaver & Tidwell made a presentation to Mr. Kraemer outlining the process and program needed for Sarbanes-Oxley 404 compliance, including initial implementation and on-going maintenance. Mr. Kraemer decided that the Company should reinstate discussions about the merits of maintaining public status versus the existing benefit/burden analysis of being a publicly traded company and the new costs and time commitments associated with Sarbanes-Oxley 404 compliance.

Mr. Kraemer initiated conversations with Mr. Reed and other directors about the benefits and burdens of being a publicly traded company. Mr. Reed consulted with outside counsel and others about options and procedures for taking the Company private, leading to a presentation and discussion, which was scheduled for the Company’s Board of Directors meeting on June 22, 2004. The meeting agenda included a section to discuss a potential reverse stock split of the Company’s stock, which would reduce the Company’s stockholder count below 300, allowing the Company to file with the SEC to extinguish reporting obligations and to de-list and deregister from Nasdaq.

On June 22, 2004, the Board of Directors discussed the increasing costs of operating as a public company and evaluated the merits of taking the Company private. The Board also discussed numerous alternatives to effectuate a going private transaction. After a full discussion, the Board concluded that a reverse stock split of the Company’s Common Stock was the most viable alternative method to go private. The Board requested that counsel to the Company provide a memorandum regarding the methods for taking the Company private via a reverse stock split of the Company’s Common Stock. The Board also commissioned a special committee, representing two independent members of the Board of Directors for the purpose of reviewing, considering, evaluating, and determining the terms, merits, and procedures of a reverse stock split, and determining, among other matters, whether a reverse stock split would be fair and in the best interests of the Company and its stockholders.

On September 16, 2004, the Special Committee held an organizational meeting where a decision was made to retain Cash Klemchuk Roach Powers LLP as legal counsel to the Special Committee, and potential financial advisors were identified to assist the Special Committee in evaluating a going private transaction. The Special Committee, along with counsel, discussed the duties and obligations of a special committee, and set forth general parameters for conducting meetings of the Special Committee. The first item of business was to ensure that the committee was independent and could function properly as a committee of independent directors.

On September 23 and 24, 2004, the Special Committee and its counsel interviewed three investment bank firms regarding potential representation for the going private transaction. The Special Committee met on September 27, 2004 to evaluate the presentations made by the investment banking firms.

On September 30, 2004, the Special Committee met to finalize a choice for financial advisor to the Special Committee. After a full discussion, the Special Committee selected Southwest Securities as financial advisor to the Special Committee. Southwest Securities presented a formal engagement letter, which was negotiated and executed on September 30, 2004.

On October 14, 2004, the Special Committee met and discussed the status of Southwest Securities’ due diligence and received a report from counsel regarding an historical analysis of going private transactions. Based on the report, the Special Committee identified certain items that it wanted counsel to research and report the results of the research at the next meeting. The Special Committee also ensured that Southwest Securities was receiving total cooperation by officers of the Company.

On October 25, 2004, the Special Committee met and received Southwest Securities’ presentation regarding their analysis of the transaction and whether the transaction would be fair and in the best interests of the Company’s stockholders. Please see “Fairness of the Transaction” for a detailed summary of the presentation made by Southwest Securities. Please also see the complete Fairness Opinion prepared by Southwest Securities, which is attached hereto as Annex A.

On October 26, 2004, the Special Committee reconvened to discuss the Southwest Securities’ report. After a full discussion, the Special Committee adopted the report and agreed to submit the report, along with a recommendation as to procedure and price, to the entire Board of Directors.

On November 1, 2004, the Board of Directors met to discuss the conclusions reached by the Special Committee regarding the going private transaction. The Special Committee invited Southwest Securities to present its rationale and conclusions to the Board. Upon completion of the report, and after a full discussion, the Special Committee recommended that the Board of Directors adopt its proposal for the Reverse/Forward Stock Split. The Board adopted the Special Committee’s recommendation unanimously.

SPECIAL FACTORS

Purpose of the Reverse/Forward Stock Split

The primary purpose of the Reverse/Forward Stock Split is to enable the Company to go private and thus terminate its obligations to file annual and periodic reports and make other filings with the SEC. The purpose behind the proposal and the benefits of going private include, eliminating the costs associated with filing documents under the Exchange Act with the SEC, eliminating the costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations, reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests, and affording stockholders holding fewer than 100 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs.

By purchasing the shares of the holders of fewer than 100 shares, we will:

•	Reduce the number of the Company’s stockholders of record to fewer than 300 persons, which will allow us to terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s duty to file periodic reports with the SEC. In addition, our Common Stock will no longer trade on Nasdaq, and we will no longer be subject to the expenses associated with listing on Nasdaq;

•	Eliminate the administrative burden and expense of maintaining small stockholder accounts;

•	Permit these small stockholders to liquidate their shares of Common Stock at a fair price, without having to pay brokerage commissions, as we will pay all transaction costs in connection with the Reverse/Forward Stock Split; and

•	Cause minimal disruption to stockholders owning 100 or more shares of Common Stock.

Reasons for the Reverse Stock Split

We incur direct and indirect costs associated with compliance with the Exchange Act’s filing and reporting requirements imposed on public companies. The cost of compliance has increased significantly with the implementation of the provisions of Sarbanes-Oxley. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs can be substantial.

The Board of Directors and the Affiliated Persons believe that by deregistering the Common Stock and suspending the Company’s periodic reporting obligations, the Company will experience an initial annual cost savings of approximately $775,500, consisting of (i) $115,500 in fees historically incurred, (ii) $590,000 in fees that would otherwise be expected to be incurred in order to comply with Section 404 of Sarbanes-Oxley, and (iii) $70,000 in fees that would otherwise be expected to be incurred in order to comply with other provisions of Sarbanes-Oxley. Such estimated fees are further described in greater detail below:

Historical Fees:
Legal fees	$10,000
Nasdaq listing fees	15,000
Printing, mailing and filing costs	25,000
Audit fees	58,500
Other fees	7,000

Total	$115,500

Section 404 Fees:
Third party planning, testing & documentation	$250,000
Audit fees	190,000
Internal Personnel	150,000

Total	$590,000

Other Sarbanes-Oxley Compliance Fees:
Legal fees	$30,000
Audit fees	24,500
Other fees	15,500

Total	$70,000

Total	$775,500

Such estimated cost savings reflect, among other things: (i) a reduction in audit and related fees, (ii) a reduction in legal fees related to securities law compliance, (iii) the elimination of costs associated with filing periodic reports with the SEC, (iv) the elimination of costs associated with the listing of the Company’s Common Stock on Nasdaq, (v) the reduction in management time spent on compliance and disclosure matters attributable to our Exchange Act filings, (vi) the lower risk of liability that is associated with non-reporting (as distinguished from public reporting) company status, (vii) the cost savings of approximately $590,000 per annum of not having to comply with the new internal control audit requirements imposed by Section 404 of Sarbanes-Oxley, and (viii) the reduction in direct miscellaneous clerical and other expenses.

The cost savings figures set forth above are only estimates. The actual savings we realize from going private may be higher or lower than such estimates. Estimates of the annual savings to be realized if the Reverse/Forward Stock Split is consummated are based upon (i) the actual costs to us of the services and disbursements in each of the categories listed above that were reflected in our recent financial statements and (ii) the allocation to each category of management’s estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to our public reporting company status.

It is important to note that in addition to the above-referenced annual estimated cost savings, the consummation of the Reverse/Forward Stock Split and subsequent deregistration of the Common Stock would result in a significant one-time cost savings due to the Company’s not being subject to the new internal control audit requirements imposed by Section 404 of Sarbanes-Oxley. Preparing the Company to comply with Section 404 of Sarbanes-Oxley would require significant expenditures during the next fiscal year, including costs related to computer software and hardware, fees to third parties for compliance planning, assessment, documentation and testing, and costs related to internal personnel. Such costs are estimated to exceed $590,000.

We expect the actual cost savings of being a non-reporting private company to be much greater than simply eliminating the estimated historical out-of-pocket costs. As a result of recent corporate governance scandals, the legislative and litigation environment resulting from those scandals, the costs of being a public reporting company in general, and the costs of our remaining a public reporting company in particular, are expected to continue to increase in the near future. Moreover, new legislation, such as Sarbanes-Oxley, will likely continue to have the effect of increasing the compliance burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely continue to increase audit fees and other costs of compliance such as securities counsel fees, increase outside director fees and increase potential liability faced by our officers and directors.

In some instances, management’s cost saving expectations were based on information provided or upon verifiable assumptions. For example, our auditors have informed us, informally, that there will be a reduction in auditing fees if we no longer continue as a public reporting company. In addition, the costs associated with retaining legal counsel to assist with complying with the Exchange Act reporting requirements will be eliminated if we no longer file reports with the SEC and are otherwise not required to comply with the disclosure requirements that apply to public reporting companies.

Operational Flexibility

Another reason for the Reverse/Forward Stock Split relates to operational flexibility. The Board of Directors and the Special Committee believe that effecting the Reverse/Forward Stock Split and ceasing our status as a public reporting company would enable management to concentrate its efforts on the long-term growth of the Company’s business free from the constraints of public ownership, which the Board of Directors and the Special Committee believe often places undue emphasis on quarter-to-quarter earnings at the expense of long-term growth. The Board of Directors and the Special Committee believe that the Company will benefit if business decisions can be made with a view toward long-term growth and with less emphasis on the effect of decisions upon the short-term earnings and the consequent short-term effect of such earnings on the market value of our Common Stock.

Inability to Realize Benefits Normally Associated with Public Reporting Company Status

An additional reason for the Reverse/Forward Stock Split relates to the inability of the Company to realize many of the benefits normally presumed to result from being a public reporting company, such as the following:

•	A typical advantage from being a public company comes from the ability to use company stock, as opposed to cash or other consideration, to effect acquisitions. The Company has not had the opportunity to acquire other businesses using stock as consideration and does not presently intend to do so.

•	Public companies can also obtain financing by issuing securities in a public offering. The Company has not accessed the capital markets in such a manner in recent years and does not presently intend to do so.

•	Public companies often endeavor to use company stock to attract, retain and motivate employees. In recent years, due to the relatively limited liquidity of the Common Stock, the Company has found limited success in using the Common Stock in such a manner.

•	An enhanced company image often accompanies public company status. The Company has determined that due to its size and other factors, the Company has not enjoyed an appreciable enhancement in company image as a result of its public company status.

In light of the foregoing, the Board of Directors and the Special Committee believe the benefits associated with maintaining our status as a public reporting company and maintaining our small stockholder accounts are substantially outweighed by the costs, both financial and operational, associated therewith. The Board of Directors and the Special Committee believe that it is in the best interests of the Company to eliminate the administrative burden and costs associated with maintaining its status as a public reporting company and its small stockholder accounts. The Board of Directors and the Special Committee have determined that the Reverse/Forward Stock Split is the most expeditious and economical way of liquidating the holdings of small stockholders and changing our status from that of a public reporting company to that of a more closely-held, non-reporting company. The Board of Directors, upon the recommendation and approval of the Special Committee, has determined that the reverse stock split ratio should be 1-for-100 and that the forward stock split ratio should be 100-for-1. The Board of Directors and the Special Committee believe that it would be in the best interests of the Company to maximize the number of stockholders who would receive cash (which the Special Committee has determined represents a fair value) for their shares. Numerous factors were considered in reaching its determination. See “Additional Information Regarding the Reverse/Forward Stock Split—Recommendation of the Board of Directors” and “Additional Information Regarding the Reverse/Forward Stock Split—Fairness of the Reverse/Forward Stock Split.”

Reasons for the Forward Stock Split

The forward stock split, which is scheduled to occur immediately after the reverse stock split, is intended primarily to mitigate a Delaware franchise tax burden that would otherwise result. Consummation of the reverse stock split without the subsequent consummation of the forward stock split would result in a large disparity between the number of authorized shares and the number of outstanding shares of capital stock of the Company, thereby resulting in a significant increase in the annual franchise taxes that the Company would owe to the State of Delaware. Effecting the forward stock split immediately after the reverse stock split also benefits the Company by (i) preventing the Common Stock from having an unusually high value per share, which tends to decrease the liquidity of shares in the event they become traded on the “pink sheets,” and (ii) avoiding the need to adjust the exercise price of any awards previously granted under the Company’s Incentive Stock Option Plan.

Effect of the Reverse/Forward Stock Split

If the Reverse/Forward Stock Split is consummated, we intend to apply for termination of registration of the Common Stock under the Exchange Act as soon as practicable after completion of the Reverse/Forward Stock Split. The Reverse/Forward Stock Split is expected to reduce the number of stockholders of record of the Company from approximately 366 to approximately 68. After the Reverse/Forward Stock Split, the Common Stock will not be listed on Nasdaq. Upon the termination of our reporting obligations under the Exchange Act, the Common Stock may be eligible for listing and trading in the “pink sheets,” as described below. However, the completion of the Reverse/Forward Stock Split, the deregistration of the Common Stock under the Exchange Act and the delisting of the Common Stock on Nasdaq will likely cause the trading market for shares of the Common Stock to be eliminated or substantially reduced and as result, adversely affect the liquidity of the Common Stock.

Effects on Stockholders With Fewer Than 100 Shares of Common Stock

If the Reverse/Forward Stock Split is implemented, stockholders, which we refer to as Cashed Out Stockholders, holding fewer than 100 shares of Common Stock immediately before the Reverse/Forward Stock Split:

•	will not receive a fractional share of Common Stock as a result of the Reverse/Forward Stock Split;

•	will instead receive cash equal to $13.00 per share for each share of Common Stock held immediately before the Reverse/Forward Stock Split in accordance with the procedures described in this proxy statement;

•	will have no further ownership interest in the Company with respect to cashed out shares, and will no longer be entitled to vote as stockholders;

•	will not be required to pay any service charges or brokerage commissions in connection with the Reverse/Forward Stock Split; and

•	will not receive any interest on the cash payments made as a result of the Reverse/Forward Stock Split.

Cash payments to Cashed Out Stockholders as a result of the Reverse/Forward Stock Split will be subject to income taxation. For a discussion of the federal income tax consequences of the Reverse/Forward Stock Split, please see the section of this proxy statement entitled “Additional Information Regarding the Reverse/Forward Stock Split—Material Federal Income Tax Consequences.”

If you would otherwise be a Cashed Out Stockholder as a result of your owning less than 100 shares of Common Stock, but you would rather continue to hold Common Stock after the Reverse/Forward Stock Split and not be cashed out, you may do so by taking either of the following actions:

(1) Purchase a sufficient number of additional shares of Common Stock on the open market and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with a nominee (such as your broker or bank) in which you hold your current shares so that you hold at least 100 shares of Common Stock in your record account immediately before the effective date of the Reverse/Forward Stock Split; or

(2) If applicable, consolidate your accounts so that together you hold at least 100 shares of Common Stock in one record account immediately before the effective date of the Reverse/Forward Stock Split.

You will have to act far enough in advance so that the purchase of any Common Stock and/or consolidation of your accounts containing Common Stock is completed by the close of business prior to the effective date of the Reverse/Forward Stock Split.

Effects on Stockholders With 100 or More Shares of Common Stock

If the Reverse/Forward Stock Split is implemented, stockholders, that we refer to as Continuing Stockholders, holding 100 or more shares of Common Stock immediately before the Reverse/Forward Stock Split:

•	will not be affected in terms of the number of shares of Common Stock held before and after the Reverse/Forward Stock Split;

•	will be the only persons entitled to vote as stockholders after the consummation of the Reverse/Forward Stock Split;

•	will not receive cash for any portion of their shares; and

•	will experience a significant reduction in liquidity with respect to the Common Stock.

In the event that we terminate the registration of the Common Stock under the Exchange Act, the Common Stock will cease to be traded on Nasdaq and will cease to be eligible for trading on any securities market except the “pink sheets,” which may not be available as a source of liquidity. In order for the Common Stock to be quoted on the “pink sheets” (a centralized quotation service that collects and publishes market maker quotes for securities), one or more broker-dealers must act as a market maker and sponsor the Common Stock on the “pink sheets.” Following consummation of the Reverse/Forward Stock Split and the absence of current information about the Company being filed under the Exchange Act, there can be no assurance that any broker-dealer will be willing to act as a market maker in the Common Stock. There is also no assurance that shares of the Common Stock will be available for purchase or sale after the Reverse/Forward Stock Split has been consummated.

Effects on the Company

If consummated, the Reverse/Forward Stock Split will affect the registration of the Common Stock under the Exchange Act, as we intend to apply for termination of such registration as soon as practicable after the Reverse/Forward Stock Split.

The Reverse/Forward Stock Split is intended to reduce the number of stockholders of the Company to less than 300. The completion of the Reverse/Forward Stock Split and the deregistration of the Common Stock under the Exchange Act will render the Common Stock ineligible for listing or quotation on any stock exchange or other automated quotation system. As such, the Common Stock will no longer be listed on Nasdaq, the stock exchange on which the Common Stock is currently listed. After the Reverse/Forward Stock Split, we may be able to list the Common Stock in the “pink sheets” and intend to pursue that option. Consequently, Continuing Stockholders should expect the public market for shares of Common Stock to be eliminated or substantially reduced.

We have no current plans to issue Common Stock after the Reverse/Forward Stock Split other than pursuant to our existing Incentive Stock Option Plan, but we reserve the right to do so at any time and from time to time at such prices and on such terms as the Board of Directors determines to be in the best interests of the Company. Continuing Stockholders will not have any preemptive or other preferential rights to purchase any of our stock that we may issue in the future, unless such rights are specifically granted to the stockholders.

While the Company has no present plan to do so, after the Reverse/Forward Stock Split has been consummated, the Company may, from time to time, repurchase shares of Common Stock pursuant to an odd-lot repurchase program, private negotiated sale or other transaction. Whether or not the Company seeks to purchase shares in the future will depend on a number of factors, including the Company’s financial condition, operating results and available capital at the time.

We expect that upon the completion of the Reverse/Forward Stock Split, the shares beneficially owned by our directors and executive officers will comprise approximately 11.9% of the then issued and outstanding shares of Common Stock, which is the same percentage they owned prior to the Reverse/Forward Stock Split.

No Change in Par Value

The par value of the Common Stock will remain $0.01 per share following consummation of the Reverse/Forward Stock Split.

Federal Income Tax Consequences

We believe that the Reverse/Forward Stock Split will not result in material federal income tax consequences to the Company. In addition, Continuing Stockholders who do not receive any cash as a result of the Reverse/Forward Stock Split should not recognize any gain or loss as a result of the Reverse/Forward Stock Split. A Continuing Stockholder’s tax basis and holding period in the Common Stock should remain unchanged after the Reverse/Forward Stock Split. On the other hand, Cashed Out Stockholders generally will recognize capital gain or loss for federal income tax purposes as a result of the Reverse/Stock Split. Such gain or loss will be measured by the difference between the cash received by such Cashed Out Stockholder and the aggregate adjusted tax basis in such Cashed Out Stockholder’s stock. For a more detailed discussion of the federal tax consequences of the Reverse/Forward Stock Split, see “Additional Information Regarding the Reverse/Forward Stock Split—Material Federal Income Tax Consequences” below.

Alternatives to the Reverse/Forward Stock Split

In making the determination to proceed with the Reverse/Forward Stock Split, the Board of Directors and the Special Committee considered the feasibility of certain other alternative transactions, as described below:

•	Issuer Tender Offer. The Board of Directors and the Special Committee also considered the feasibility of an issuer tender offer to repurchase the shares of Common Stock and held by unaffiliated stockholders of the Company. A principal disadvantage of this type of transaction relates to the Company’s ability or willingness to secure the debt financing needed to effect a tender offer in which there is full participation by unaffiliated stockholders. In addition, due to the voluntary nature of such a transaction, the Company would have no assurance that the transaction would result in a sufficient number of shares being tendered. Moreover, the going private rules regarding the treatment of stockholders in a tender offer, including pro-rata acceptance of offers from stockholders, make it difficult to ensure that the Company would be able to significantly reduce the number of record stockholders. As a result of these disadvantages, the Board of Directors and the Special Committee determined not to pursue this alternative.

•	Traditional Stock Repurchase Program. The Board of Directors and the Special Committee also considered a plan whereby the Company would periodically repurchase shares of the Common Stock on the open market at then current market price. The Company rejected such an approach. Repurchasing enough shares in this manner to enable the Company to deregister under the Exchange Act would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

•	Odd-Lot Repurchase Program. The Board of Directors and the Special Committee also considered the feasibility of a transaction in which the Company would announce to its stockholders that it would repurchase, at a designated price per share, the shares of common stock held by any stockholder who holds less than a specified number of shares and who offers such shares for sale pursuant to the terms of the program. A principal disadvantage of such an approach, however, results from the voluntary nature of the program. Because stockholders would not be required to participate in the program, the Company could not be certain at the outset whether a sufficient number of odd-lot stockholders would participate and thereby result in the number of stockholders being reduced to below 300. In terms of timing, such a program, especially after giving effect to any extensions of deadlines for tendering into the program, would likely necessitate a longer time frame than that of a reverse stock split. As a result of these disadvantages, the Board of Directors and the Special Committee rejected this alternative.

•	Maintaining the Status Quo. The Board of Directors and the Special Committee also considered maintaining the status quo. In that case, the Company would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public company status. The Board of Directors and the Special Committee believe that maintaining the status quo is not in the best interests of the Company and rejected this alternative.

Fairness of the Transaction

In order to provide a fair consideration of this going private transaction, the Board of Directors created the Special Committee consisting of independent directors Bernard J. Hinterlong and Jack E. Meyer. The Special Committee was given the authority to evaluate the appropriateness of a going private transaction as well as the desired transaction structure, terms and conditions of any such going private transaction.

Messrs. Hinterlong and Meyer are “independent directors” as defined by Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. Neither is currently, nor in the past three years has been, employed as an officer or employee of the Company or held any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Special Committee has fully reviewed and considered the terms, purpose, alternatives and effects of the Reverse/Forward Stock Split and has determined that the Reverse/Forward Stock Split is in the best interests of the Company and is substantively and procedurally fair to the affiliated and unaffiliated stockholders of the Company, including the Cashed Out Stockholders who will receive cash in lieu of fractional shares less than one whole share and the Continuing Stockholders who will remain stockholders of the Company after the Reverse/Forward Stock Split. After studying the Reverse/Forward Stock Split and its anticipated effects on our stockholders, the Special Committee and, upon the recommendation of the Special Committee, the Board of Directors each unanimously approved the Reverse/Forward Stock Split and deemed it fair to all of the Company’s affiliated and unaffiliated stockholders and to the Company.

The Reverse/Forward Stock Split is not structured in such a way so as to require the approval of at least a majority of the unaffiliated stockholders of the Company. In addition, an unaffiliated representative has not been retained to act solely on behalf of unaffiliated stockholders for the purposes of negotiating the terms of the Reverse/Forward Stock Split and/or preparing a report concerning the fairness of the transaction. In assessing the Reverse/Forward Stock Split, the Special Committee understood that (i) the Affiliated Persons, who together own a majority of the voting power of the Common Stock outstanding and entitled to vote at the Annual Meeting, have indicated that they will vote in favor of the Reverse/Forward Stock Split at the Annual Meeting and (ii) no appraisal or dissenters’ rights are available under the Delaware General Corporation Law to stockholders of the Company who dissent from the Reverse/Forward Stock Split. Despite the foregoing, the Special Committee believes that the Reverse/Forward Stock Split is procedurally fair to the unaffiliated stockholders of the Company due to the existence of certain procedural safeguards described below and elsewhere in this proxy statement. The Company, as described above, established a Special Committee comprised solely of independent directors to evaluate the transaction. The Company is also seeking approval of the transaction through a formal stockholders’ meeting, even though stockholder approval could instead be obtained through majority written consent under Delaware corporate law. This approval mechanism was chosen to give stockholders the time and opportunity to express their views at a duly convened stockholders’ meeting regarding the transaction. The Company was not obligated to take any of these actions, but took them in an effort to ensure that the Reverse/Forward Stock Split is fair to the stockholders of the Company, including the unaffiliated stockholders.

In evaluating the fairness of the Reverse/Forward Stock Split with respect to unaffiliated stockholders in particular, the Special Committee noted that the Reverse/Forward Stock Split would not differentiate between affiliated stockholders and unaffiliated stockholders on the basis of affiliate status. The sole determining factor in whether a stockholder will become a Cashed Out Stockholder or a Continuing Stockholder as a result of the Reverse/Forward Stock Split is the number of shares of Common Stock held by such stockholder as of the effective time of the transaction. The Special Committee also noted, as described in greater detail in the section entitled “—Fairness of the Transaction—Advantages of the Reverse/Forward Stock Split—No material change in percentage ownership of Continuing Stockholders,” that the percentage ownership of Continuing Stockholders, whether affiliated or unaffiliated, will be approximately the same as it was prior to the Reverse/Forward Stock Split.

The Special Committee considered the factors below in reaching its conclusion as to the substantive fairness of the Reverse/Forward Stock Split to our unaffiliated stockholders. The Special Committee did not assign specific weight to the following factors in a formulaic fashion, but each did place special emphasis on the opportunity for unaffiliated shareholders to sell their holdings at a premium as well as the significant cost and time savings for the Company.

Advantages of the Reverse/Forward Stock Split:

(1) Opportunity for unaffiliated stockholders holding less than 100 shares of Common Stock to sell holdings at a premium to the current market trading price.

In connection with the Reverse/Forward Stock Split, the Special Committee determined that the fair price for this transaction to Cashed Out Stockholders is $13.00 per share. The $13.00 cash out consideration represents a (i) 36.8% premium over the closing price for the Common Stock on November 4, 2004 (the most recent practicable date prior to the date of this proxy statement, which was $9.50 per share; (ii) a 15.4% premium over the average closing price of the Common Stock over the 30 trading days prior to and including November 4, 2004, which was $11.27 per share; (iii) a 0.2% premium over the one year average market price of the Common Stock, which was $12.97 per share; and (iv) a 24.0% premium over the three year average market price of the Common Stock, which was $10.48 per share. The Special Committee recommended to the Board of Directors that $13.00 per share be the appropriate cash out price, and the Board of Directors adopted such recommendation in setting the cash out price at $13.00, because in the business judgment of the directors evaluating the cash out consideration, such price represented fair consideration.

The Special Committee and, upon the recommendation of the Special Committee, the Board of Directors believe this consideration is fair to the unaffiliated Cashed Out Stockholders. The Special Committee determined the Reverse/Forward Stock Split is fair to Cashed Out Stockholders in part because it provides them an opportunity to liquidate their holdings at a fair price without brokerage commissions. After considering the recommendation of the Special Committee regarding the independent valuation and the Special Committee’s determination of the price to be paid to Cashed Out Stockholders, the Board of Directors accepted the Special

Committee’s recommendation as the consideration to be paid in connection with the Reverse/Forward Stock Split because this consideration provides a fair price and allows the Cashed Out Stockholders to immediately receive the cash value of their investment in the Company without having to incur transaction costs.

The following table summarizes certain indications of value, including the aforementioned current and historical market prices of the Common Stock, each as defined above. The column labeled “Percentage Premium (Discount)” indicates the percentage premium (or discount, in the case of net book value) that the $13.00 cash out consideration represents in relation to the applicable indication of value. The Company’s net book value per share is discussed in greater detail below.

Value	Dollar Amount	Percentage Premium (Discount)
Current Market Price	$9.50	36.8%
Thirty Day Average Market Price	11.27	15.4
One-Year Average Market Price	12.97	0.2
Three-Year Average Market Price	10.48	24.0
Net book value per share at July 31, 2004	5.18	151.0%

(2) Significant cost and time savings for the Company.

By reducing the number of stockholders of record to less than 300, deregistering the Common Stock under the Exchange Act and delisting the shares of Common Stock from Nasdaq, we expect to save (i) approximately $115,500 per year in professional fees and expenses that we have historically incurred in connection with the preparation and filing of reports required by the Exchange Act and with listing on Nasdaq, (ii) approximately $590,000 in one-time expenses that otherwise would have been incurred in fiscal 2005 in connection with compliance with the internal control audit requirements of Section 404 of Sarbanes-Oxley, and (iii) approximately $70,000 per year in expenses that otherwise would have been incurred in connection with compliance with additional provisions of Sarbanes-Oxley. The termination of reporting obligations will also alleviate a significant amount of time and effort previously required of our executive officers to prepare and review these ongoing reports and filings. See “—Reasons for the Reverse/Forward Stock Split” for a more detailed discussion of these cost savings.

(3) Ability to control decision to remain a holder of Common Stock or liquidate Common Stock.

Another factor considered by the Special Committee in determining the fairness of the transaction to unaffiliated stockholders is that current holders of fewer than 100 shares of Common Stock may elect to remain stockholders of the Company following the Reverse/Forward Stock Split by acquiring additional shares so that they own at least 100 shares of the Common Stock immediately before the Reverse/Forward Stock Split. Conversely, stockholders that own 100 or more shares of Common Stock who desire to liquidate their shares in connection with the Reverse/Forward Stock Split at the premium price offered may reduce their holdings to less than 100 shares by selling shares prior to the Reverse/Forward Stock Split. The Special Committee and, upon the recommendation of the Special Committee, the Board of Directors consider the structure of the going private transaction to be fair to unaffiliated stockholders because it allows them a measure of control over the decision of whether to remain stockholders after the Reverse/Forward Stock Split or to receive the cash consideration offered in connection with the Reverse/Forward Stock Split.

(4) No material change in percentage ownership of Continuing Stockholders.

Because only an estimated 8,000 out of 1,683,272 shares of the Common Stock will be eliminated as a result of the Reverse/Forward Stock Split, the percentage ownership of Continuing Stockholders will be approximately the same as it was prior to the Reverse/Forward Stock Split. For example, our officers and directors currently beneficially own approximately 11.9% of the outstanding Common Stock and will beneficially own approximately 11.9% of the Common Stock following completion of the Reverse/Forward Stock Split. We believe that structuring the transaction in a manner that preserves the approximate percentage ownership of the Continuing Stockholders, whether affiliated or unaffiliated, supports the fairness of the transaction to the unaffiliated stockholders.

Disadvantages of the Reverse/Forward Stock Split:

(1) Substantial or complete reduction of public sale opportunities.

Following the Reverse/Forward Stock Split, the deregistration of the Common Stock under the Exchange Act and the delisting of the shares of Common Stock from Nasdaq, we anticipate that the public market for shares of Common Stock will be substantially reduced or eliminated altogether. Stockholders of the Company likely no longer will have the option of selling their shares of Common Stock in a public market. While shares may be listed in the “pink sheets,” any current public market for the Common Shares likely will be highly illiquid after the suspension of our periodic reporting obligations.

(2) Termination of publicly available information.

Upon terminating the registration of the Common Stock under the Exchange Act, our duty to file periodic reports with the SEC will be suspended. Information regarding our operations and financial results that is currently available to the general public and our investors will not be available after we have terminated the registration of the Common Stock. Upon our suspension of filing reports with the SEC, investors seeking information about us will have to contact us directly to receive such information. We cannot assure you that we will provide the requested information to an investor. While the Board of Directors and the Special Committee acknowledge the circumstances in which such termination of publicly available information may be disadvantageous to our stockholders, they believe that the overall benefits to the Company of no longer being a public reporting company substantially outweigh the disadvantages thereof, and, accordingly, the Company believes that the Reverse/Forward Stock Split is in the best interests of the Company.

(3) Possible significant decline in the value of the Common Stock.

Because the limited liquidity for the shares of Common Stock (as described in paragraph (1) above), the termination of the Company’s obligation to make public financial and other information expected to result following the Reverse/Forward Stock Split and the deregistration of the Common Stock under the Exchange Act (as described in paragraph (2) above), and the diminished opportunity for stockholders of the Company to monitor the management of the Company due to the lack of public information, Continuing Stockholders may experience a significant decrease in the value of their shares of Common Stock.

(4) Inability to participate in any future increases in value of Common Stock.

Cashed Out Stockholders will have no further financial interest in the Company with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares. The Special Committee determined that this factor does not make the transaction unfair to unaffiliated stockholders because those unaffiliated stockholders who wish to remain stockholders after the Reverse/Forward Stock Split can do so by acquiring additional shares so that they own at least 100 shares of Common Stock immediately before the Reverse/Forward Stock Split.

The Special Committee and, upon the recommendation of the Special Committee, the Board of Directors believe that the factors mentioned above, when viewed together, support a conclusion that the Reverse/Forward Stock Split is fair to the Company’s unaffiliated stockholders because under the proposed Reverse/Forward Stock Split, Cashed Out Stockholders will receive an amount per share of Common Stock which represents a premium over current and historical market prices of the Common Stock. Unaffiliated stockholders will have some control over whether they remain stockholders after the Reverse/Forward Stock Split by acquiring additional shares so that they own at least 100 shares of Common Stock immediately before the Reverse/Forward Stock Split. Those unaffiliated stockholders who continue as stockholders following the Reverse/Forward Stock Split will maintain approximately the same percentage ownership that they had prior to the Reverse/Forward Stock Split. The potential loss of liquidity in shares of Common Stock does not appear to be a significant loss given the relatively low trading volume of the Common Stock. Furthermore, the Special Committee and, upon the recommendation of the Special Committee, the Board of Directors believe that any disadvantages associated with the reduction in public information available regarding our operations and financial results will be offset by the savings in costs and management time expected to be realized from termination of our public reporting obligations.

We have not structured the Reverse/Forward Stock Split to require the separate approval of at least a majority of our unaffiliated stockholders. The Board of Directors appointed the Special Committee of disinterested directors to approve the terms of the Reverse/Forward Stock Split and to determine the fair market value of the Common Stock because such procedures tend to ensure the fairness and integrity of a going private transaction.

The members of the Special Committee, Messrs. Hinterlong and Meyer, in addition to being disinterested directors of the Company, have been board members since 1999 and 1980, respectively, and are familiar with our business and prospects.

We have not made any special provision in connection with the Reverse/Forward Stock Split to grant stockholders access to our corporate files or to obtain counsel or appraisal services at our expense. The Special Committee did not consider these steps necessary to ensure the fairness of the Reverse/Forward Stock Split. The Special Committee determined that such steps would be costly, time consuming and would not provide any meaningful additional benefits. With respect to stockholders’ access to our corporate files, the Special Committee determined that this proxy statement, together with our other filings with the SEC, provide adequate information for stockholders to make an informed decision with respect to the Reverse/Forward Stock Split. In addition, Delaware law and our Amended and Restated Certificate of Incorporation gives stockholders the right to review the Company’s relevant books and records of account.

Opinion of Financial Advisor

The Special Committee retained Southwest Securities to act as exclusive financial advisor to the Special Committee and requested that Southwest Securities evaluate the fairness, from a financial point of view, of the Reverse/Forward Stock Split. On October 25, 2004, at a meeting of the Special Committee, Southwest Securities delivered a report and oral opinion to the effect that, as of the date of the opinion and based upon and subject to the matters stated in the opinion, the Reverse/Forward Stock Split with fractional share consideration of between $12.14 and $13.70 per share would be fair, from a financial point of view, to the holders of the Company’s Common Stock. At a meeting of the Board of Directors of the Company on November 1, 2004 members of the Special Committee made a recommendation to the Board to submit a proposal to the Company’s stockholders whereby the Company would amend its Amended and Restated Certificate of Incorporation to effectuate the Reverse/Forward Stock Split and the price for the Cashed Out Stockholders would be $13.00 per share. This opinion was confirmed by delivery of a written opinion dated November 5, 2004.

In arriving at its opinion, Southwest Securities:

•	reviewed the Proxy Statement of the Company dated November 5, 2004;

•	reviewed and analyzed certain publicly available financial and other data with respect to the Company and certain other relevant historical operating data relating to the Company from published sources and from the internal records of the Company;

•	conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook the Company;

•	visited certain facilities and the business offices of the Company;

•	reviewed current and historical market prices and trading activity of the Common Stock of the Company;

•	compared certain financial information for the Company with similar information for certain other companies, the securities of which are publicly traded; and

•	reviewed the financial terms, to the extent publicly available, of selected precedent transactions which Southwest Securities deemed generally comparable to the Company and the Reverse/Forward Stock Split.

In rendering its opinion, Southwest Securities considered such other information and conducted such other financial studies, analyses and investigations as it deemed appropriate under the circumstances. In connection with the review, Southwest Securities relied upon and assumed the accuracy and completeness of the financial and other information publicly available or furnished to it by the Company or otherwise reviewed by them. Southwest Securities did not independently verify the accuracy or completeness of such information. They did not make or obtain any independent evaluations or appraisals of any of the properties, assets or liabilities (contingent or otherwise) of the Company. In addition, neither the Company nor the Special Committee authorized Southwest Securities to solicit any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business. With respect to financial projections, Southwest Securities assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company’s management as to future financial performance of the Company, and they expressed no opinion with respect to such forecasts or the assumptions on which they were based. The opinion was necessarily based upon financial, economic, market and other conditions as they existed and can be evaluated on the date of the opinion.

Southwest Securities expressed no view as to, and its opinion does not address, the relative merits of the Reverse/Forward Stock Split as compared to any alternative business strategies that might exist for the Company or the effect of any transaction in which the Company might engage. Southwest Securities did not express any opinion as to the prices or price ranges at which the Company’s Common Stock has traded or may trade in the future. Although Southwest Securities evaluated the fractional share consideration from a financial point of view, it was not asked to and did not recommend the specific consideration payable in the Reverse/Forward Stock Split. The fractional share consideration was determined by the Special Committee based, in part, on discussions and analysis of Southwest Securities. No other instructions or limitations were imposed by the Company on Southwest Securities with respect to the investigations made or procedures followed by it in rendering its opinion.

THE FULL TEXT OF SOUTHWEST SECURITIES’ WRITTEN OPINION DATED NOVEMBER 5, 2004, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX A AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. SOUTHWEST SECURITIES’ OPINION IS DIRECTED TO THE SPECIAL COMMITTEE AND RELATES ONLY TO THE FAIRNESS OF THE REVERSE/FORWARD STOCK SPLIT FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE REVERSE/FORWARD STOCK SPLIT OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED REVERSE/FORWARD STOCK SPLIT OR ANY OTHER MATTER BEING VOTED UPON BY THE COMPANY’S STOCKHOLDERS. THE SUMMARY OF SOUTHWEST SECURITIES’ OPINION INCLUDED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

In preparing its opinion, Southwest Securities performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is difficult to summarize. Accordingly, Southwest Securities believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Southwest Securities considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion. Many of these factors are beyond the control of the Company. No company, transaction or business used in those analyses as a comparison is identical to the Company or the proposed Reverse/Forward Stock Split, nor is an evaluation of those analyses entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

The estimates contained in Southwest Securities’ analyses and the valuation ranges resulting from any particular analysis do not necessarily reflect actual values or future results or values. Those values may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

Southwest Securities’ opinion and analyses were only one of many factors considered by the Special Committee in its evaluation of the Reverse/Forward Stock Split and should not be viewed as determinative of the views of the Special Committee, Board or management with respect to the fractional share consideration or the proposed Reverse/Forward Stock Split.

The following is a summary of the material financial analyses that Southwest Securities performed in connection with the rendering of its opinion dated November 5, 2004. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND THESE FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SOUTHWEST SECURITIES’ FINANCIAL ANALYSES.

General. Because the Company’s Common Stock is publicly traded, Southwest Securities considered the per share value ascribed to it by the public markets. Accordingly, Southwest Securities analyzed the Company’s historical Common Stock price, trading volume, level of institutional ownership, and analyst coverage relative to other companies operating in similar industries. As of October 21, 2004, the Company’s Common Stock closed at a price of $9.50 per share. The average daily trading volume of the Company’s Common Stock for the 30-day, six month, nine month, year and three year periods preceding October 21, 2004 was approximately 132 shares, 169 shares, 246 shares, 313 shares and 542 shares, respectively. Thus, the average daily liquidity of the Company’s Common Stock was less than $5,149 in each of these periods based on the closing price on October 21, 2004. Furthermore, the Company is not actively followed by securities analysts. Based upon the aforementioned characteristics, Southwest Securities concluded that the market price of the Company’s Common Stock may not fully reflect the underlying value of the Company’s Common Stock as an actively traded public stock. Accordingly, Southwest Securities performed a fundamental valuation of the Company using various methods to evaluate the fairness of the Reverse/Forward Stock Split from a financial point of view. However, in performing its fundamental valuation, Southwest Securities considered the Company’s publicly traded price per share as one indication of value among several others analyzed and described in this Proxy Statement.

Selected Companies Analysis. Using publicly available information, Southwest Securities analyzed the market values and trading multiples of the Company and the following four selected publicly traded companies generally in the rent-to-own industry:

•	Aaron Rents, Inc.

•	easyhome Ltd.

•	Rent-A-Center, Inc.

•	Rent-Way, Inc.

Southwest Securities reviewed the appropriate market values as a multiple of, among other things, latest 12 months revenues, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest, taxes, depreciation and amortization excluding depreciation on rental merchandise (“EBITdA”), earnings before interest and taxes (“EBIT”), earnings per share, estimated calendar year 2005 earnings per share and tangible book value of the publicly traded companies listed above. All multiples were based on closing stock prices on October 21, 2004. Earnings per share estimates for the selected companies were based on publicly available research analysts’ estimates and earnings per share estimates for the Company were based on internal estimates of the management of the Company.

Southwest Securities then applied a range of selected multiples implied by the selected companies to latest 12 months revenues, EBITDA, EBITdA, EBIT, earnings per share, estimated calendar year 2005 earnings per share and tangible book value for the Company. This analysis resulted in a mean and median implied equity value per share of $8.35 and $6.25, respectively, and the following implied per share median equity reference range for the Company, as compared to the fractional share consideration:

Implied Median Equity Values Per Share for Bestway, Inc.	Fractional Share Consideration for the Reverse/Forward Stock Split
$2.25 - $19.60	$13.00

Southwest Securities noted that none of the companies used in the market analysis of selected public companies was identical to the Company and that, accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

Precedent Transactions Analysis. Using publicly available information, Southwest Securities reviewed the purchase prices and implied transaction value multiples paid or proposed to be paid in the following 11 selected transactions in the rent-to-own industry:

ACQUIROR	TARGET
Rent-A-Center, Inc.	Rainbow Rentals, Inc.
Rent-A-Center, Inc.	Rent Rite, Inc.
Rent-A-Center, Inc.	Rent-Way, Inc. (295 Stores)
Rent-Way, Inc	RentaVision, Inc.
Aarons Rent, Inc.	ACI Investments (7 Stores)
Rent-Way, Inc.	Home Choice Holdings, Inc.
Rent-A-Center, Inc.	THORN Americas, Inc.
Rent-A-Center, Inc.	Central Rents, Inc.
Rent-Way, Inc.	Champion Rentals, Inc.
Rent-Way, Inc.	South Carolina Rentals, Inc., Paradise Valley Holdings, Inc., L&B Rents, Inc. d/b/a Ace T.V. Rentals
Rent-Way, Inc.	Perry Electronics, Inc. d/b/a Rental King

Southwest Securities compared the transaction values implied by the purchase prices in the selected transactions as multiples of latest 12 months revenues, EBITdA, EBIT, pretax income and tangible book value. All multiples were based on financial information available at the announcement date of the relevant transaction.

Southwest Securities then applied a median of selected multiples implied by the selected transactions to latest 12 months revenues, EBITdA, EBIT, pretax income and tangible book value to corresponding financial data of the Company. This analysis resulted in a mean and median implied equity value per share of $14.63 and $11.53, respectively, and the following implied per share median equity reference range for the Company, as compared to the fractional share consideration:

Implied Median Equity Values Per Share for Bestway, Inc.	Fractional Share Consideration for Reverse/Forward Stock Split
$8.77 - $24.83	$13.00

Southwest Securities noted that no company utilized in the analysis of selected transactions is identical to the Company. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transaction occurred. Additionally, each of the above referenced precedent transactions represented a change of control transaction.

Discounted Cash Flow Analysis. Southwest Securities derived an implied equity reference range for the Company by performing a five-year discounted cash flow analysis on the unlevered free cash flows of the Company for the fiscal years 2005 through 2009, based on internal estimates of the management of the Company. The range of estimated terminal values for the Company was calculated by applying terminal value multiples of 5.0x to 8.0x to the Company’s projected fiscal 2009 EBITdA. The cash flows and terminal values were discounted to present value using discount rates ranging from 8.0% to 14.0%. This analysis resulted in a mean and median implied equity value per share of $15.22 and $15.08, respectively, and the following implied per share median equity reference range for the Company, as compared to the fractional share consideration:

Implied Median Equity Values Per Share for Bestway, Inc.	Fractional Share Consideration for Reverse/Forward Stock Split
$9.79 - $21.73	$13.00

Selected Reverse Split Going Private Transactions. Southwest Securities analyzed the premiums paid in 26 other reverse split going private transactions, which included the following companies:

Webco Industries, Inc

ASA International Ltd.

Star Multi Care Services, Inc.

IBW Financial Corporation

The Seibels Bruce Group, Inc.

4-D Neuroimaging

Winter Sports, Inc.

Siena Holdings

The Deltona Corporation

Tumbleweed, Inc.

PML, Inc.

IFX Corporation

South Banking Company

Pacific Aerospace & Elect.

Avery Communications

Telespectrum Worldwide Inc.

Kimmins Corporation

Performance Industries, Inc.

Seven J Stock Farm, Inc.

Teltone Corporation

Control Chief Holdings, Inc.

Teraglobal Communications Corp

Silver Diner, Inc.

The Coeur d’Alenes Company

Zeon Corporation

Metro Global Media, Inc.

Southwest Securities undertook the reverse split going private analysis in order, among other things, to evaluate the implied valuation premiums paid in such transactions. Accordingly, for each of the reverse split going private transactions, the payment premium was calculated based on the proposed payment versus the average stock price on 1 day, 30 day, 60 day, 90 day, 120 day, and one year time frames. The median premiums ranged from 30.9% to 37.9%, which implied a range of estimated values per share of Common Stock of $12.43 to $13.10, based on the closing price of the Company’s Common Stock of $9.50 per share on October 21, 2004.

Premium Analysis. Southwest Securities compared the fractional share consideration range of $12.14 to $13.70 to certain closing prices of the Company’s Common Stock and observed a premium range of 27.8% to 44.2% over the closing price on October 21, 2004, a premium (discount) range of (23.4%) to (13.6%) over the 52-week high and a premium range of 27.8% to 44.2% over the 52-week low.

Fee Arrangements. Under the terms of its engagement, the Company agreed to pay Southwest Securities a retainer fee of $20,000 at the time Southwest Securities was retained by the Special Committee and a fee of $40,000 at the time Southwest Securities delivered its report and opinion dated November 5, 2004 relating to the Reverse/Forward Stock Split. The Company has also agreed to reimburse Southwest Securities for its travel and other reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify Southwest Securities and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

In the ordinary course of business, Southwest Securities and its affiliates may actively trade or hold the securities of the Company for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities.

The Company selected Southwest Securities based on its experience, expertise and reputation. Southwest Securities is a nationally recognized investment banking firm that, as a customary part of its business, evaluates businesses and their securities in mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

ADDITIONAL INFORMATION REGARDING

THE REVERSE/FORWARD STOCK SPLIT

Special Interests of the Affiliated Persons in the Reverse/Forward Stock Split

In considering the recommendation of the Board of Directors and Special Committee with respect to the proposed Reverse/Forward Stock Split, stockholders should be aware that the Company’s executive officers and directors have interests in the Reverse/Forward Stock Split that are in addition to, or different from, the stockholders generally. These interests may create potential conflicts of interest and include the following:

•	each executive officer and each member of the Board of Directors holds shares or vested options in excess of 100 shares and will, therefore, retain shares of Common Stock or options to purchase Common Stock after the Reverse/Forward Stock Split;

•	as a result of the Reverse/Forward Stock Split, the stockholders who own more than 100 shares of Common Stock on the Effective Date of the Reverse/Forward Stock Split, including the Company’s executive officers and directors, will slightly increase their percentage ownership interest in the Company because only an estimated 8,000 shares of Common Stock will be eliminated as a result of the Reverse/Forward Stock Split. For example, assuming the Reverse/Forward Stock Split is implemented and based on information and estimates of record ownership and shares outstanding and other ownership information and assumptions as of October 11, 2004, the beneficial ownership percentage of the Company’s executive officers and directors will remain at 11.9% (including exercisable options) and the beneficial ownership percentage of O’Donnell & Masur, L.P. will increase from 51.9% to 52.1% (including exercisable options) as a result of the reduction of an estimated 8,000 shares in the number of shares of Common Stock outstanding;

•	as members of the Special Committee, Messrs. Hinterlong and Meyer, will each receive compensation aggregating approximately $5,000 for serving on the Special Committee; and

•	the legal exposure for board members of public companies has increased significantly, especially in the aftermath of recent legislation and related regulations. While there are still significant controls, regulations and liabilities for directors and executive officers of private companies, the legal exposure for the Company’s directors and executive officers will be reduced after the Reverse/Forward Stock Split.

Each of the Affiliated Persons has indicated to the Company that it will vote its Common Stock in favor of the Reverse/Forward Stock Split.

Source of Funds and Expenses

Based on estimates of record ownership of shares of Common Stock, the number of shares outstanding and other information as of October 11, 2004 and assuming that 8,000 fractional shares are cashed out, we estimate that the total funds required to consummate the Transaction will be approximately $269,000, of which $104,000 will be used to pay the consideration to stockholders entitled to receive cash for their shares, and $165,000 will be used to pay the costs of the Reverse/Forward Stock Split, as follows:

Legal fees and expenses	$90,000
Financial consulting	60,000
Special Committee fees and expenses	10,000
Transfer agent	5,000

Total	$165,000

We intend to fund these costs using cash on hand and, if necessary, by accessing our credit line.

Dissenters’ and Appraisal Rights

Under the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our Restated and Amended Bylaws, as amended, our stockholders are not entitled to appraisal or dissenter’s rights.

Recommendation of the Board of Directors

Upon the recommendation and approval of the Special Committee, the Board of Directors unanimously determined that the Reverse/Forward Stock Split is fair to, and in the best interests of, the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE PROPOSED CERTIFICATES OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE/FORWARD STOCK SPLIT.

In considering the recommendation of the Board of Directors with respect to the Reverse/Forward Stock Split, stockholders should be aware that the Company’s executive officers and directors have interests in the Reverse/Forward Stock Split that are in addition to, or different from, our stockholders generally and that these interests may create potential conflicts of interest. See “—Special Interests of the Affiliated Persons in the Reverse/Forward Stock Split.”

The Board of Directors has retained the absolute authority to reject (and not implement) the Reverse/Forward Stock Split (even after stockholder approval of the amendment). If for any reason the

Reverse/Forward Stock Split is not approved, or, if approved, not implemented, the Common Stock will not be deregistered under the Exchange Act or delisted from Nasdaq unless and until such time as the Company otherwise is eligible and our Board of Directors decides to do so.

Material Federal Income Tax Consequences

We summarize below the material federal income tax consequences to the Company and to stockholders resulting from the Reverse/Forward Stock Split. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations, or the Regulations, issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the Reverse/Forward Stock Split.

This summary does not address all aspects of the possible federal income tax consequences of the Reverse/Forward Stock Split and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances nor to stockholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers), or who hold, have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not address any consequences of the Reverse/Forward Stock Split under any state, local or foreign tax laws.

We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse/Forward Stock Split. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed transaction, including the application and effect of state, local and foreign income and other tax laws.

This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, applicable to your specific circumstances.

We believe that the Reverse/Forward Stock Split will be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to the Company or to the stockholders who do not receive cash in the transaction. However, if you are receiving cash in the transaction, you may not qualify for tax free “recapitalization” treatment for federal income tax purposes.

Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in Connection with the Reverse/Forward Stock Split

If you (1) continue to hold stock directly immediately after the Reverse/Forward Stock Split, and (2) you receive no cash as a result of the Reverse/Forward Stock Split, you should not recognize any gain or loss in the Reverse/Forward Stock Split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of stock held immediately after the Reverse/Forward Stock Split will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Reverse/Forward Stock Split and you will have the same holding period in your stock as you had in such stock immediately prior to the Reverse/Forward Stock Split.

Federal Income Tax Consequences to Stockholders Who Receive Cash in Connection with the Reverse/Forward Stock Split

If you (1) receive cash in exchange for fractional shares as a result of the Reverse/Forward Stock Split, (2) you do not continue to hold any stock directly immediately after the Reverse/Forward Stock Split, and (3) you are not related to any person or entity that holds stock immediately after the Reverse/Forward Stock Split, you will recognize capital gain or loss on the Reverse/Forward Stock Split for federal income tax purposes, with such gain measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

If you receive cash in exchange for fractional shares as a result of the Reverse/Forward Stock Split, but either continue to directly own stock immediately after the Reverse/Forward Stock Split, or are related to a person or entity who continues to hold stock immediately after the Reverse/Forward Stock Split, you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is “not essentially equivalent to a dividend,” or (2) constitutes a “substantially disproportionate redemption of stock,” as described below.

(1) “Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in the Company resulting from the Reverse/Forward Stock Split (taking into account for this purpose the stock owned by persons related to you) is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

(2) “Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse/Forward Stock Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of stock of the Company owned by you (and by persons related to you) immediately after the Reverse/Forward Stock Split is (a) less than 50% of all outstanding shares and (b) less than 80% of the percentage of shares of stock owned by you immediately before the Reverse/Forward Stock Split.

In applying these tests, you will be treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. See “Capital Gain and Loss” and “Special Rate for Certain Dividends,” below.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Special Rate for Certain Dividends

In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Reverse/Forward Stock Split that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder, (ii) you have held the share of stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

Backup Withholding

Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Reverse/Forward Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the effective date of the Reverse/Forward Stock Split. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of the Reverse/Forward Stock Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE/FORWARD STOCK SPLIT IS GENERAL AND DOES NOT INCLUDE ALL CONSEQUENCES TO EVERY STOCKHOLDER UNDER FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE REVERSE/FORWARD STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

Market for Common Stock

Our Common Stock currently trades on the NASDAQ SmallCap Market under the symbol “BSTW.” On November 4, 2004, the most recent practicable date prior to the printing of this proxy statement, the closing price for our Common Stock was $9.50 per share, and there were approximately 366 stockholders of record. The following table lists the high and low sales prices of our Common Stock for the periods indicated below.

Period	High	Low
Fiscal Year Ended July 31, 2003
1st Quarter	$10.50	$6.60
2nd Quarter	12.03	6.01
3rd Quarter	20.25	10.11
4th Quarter	16.85	12.11
Fiscal Year Ended July 31, 2004
1st Quarter	$17.60	$11.65
2nd Quarter	16.05	11.75
3rd Quarter	15.15	10.70
4th Quarter	15.00	10.65
Fiscal Year Ending July 31, 2005
1st Quarter (through October 30, 2004)	$13.50	$9.38

Dividend Policy

The Company has not paid cash dividends on its Common Stock since its inception and intends to continue to retain earnings for operations. In addition, the Company is a party to a loan agreement which prohibits the payment of cash dividends on its Common Stock.

Financial Statements

Our audited financial statements for our last two fiscal years are included in our Annual Report on Form 10-K which accompanies, and is incorporated by reference in, this proxy statement.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

The Restated and Amended By-laws of the Company, as amended, provide that the number of directors which shall constitute the entire Board of Directors shall be fixed and determined from time to time by resolution adopted by the members of the Board of Directors. This year, five (5) persons will comprise the Board of Directors and will be elected at the Annual Meeting. Each Director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The election of directors of the Company requires a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

It is intended that the shares represented by properly executed proxies will be voted for the election of the persons listed below except where authority to so vote is withheld. The nominees have indicated that they are willing to serve as directors, and management of the Company does not contemplate that any of the nominees will be unable to serve as a director of the Company or become unavailable for any reason. However, if that should occur before the annual meeting, such proxy will be voted for another nominee or nominees to be selected by the Company’s management.

The nominees for Director, all of whom are now serving as directors of the Company, are listed below together with biographical information as to (i) the name and age of each nominee, (ii) the position and offices with the Company of each nominee, (iii) the year during which each nominee first became a Director of the Company, and (iv) the principal occupation or employment of such nominee for at least the past five years.

Nominee	Age	Current Position(s) with the Company
Jack E. Meyer	61	Director and Member of the Audit Committee of the Board of Directors

James A. O’Donnell	52	Director and Member of the Audit Committee of the Board of Directors

Bernard J. Hinterlong	57	Director and Member of the Audit Committee of the Board of Directors

R. Brooks Reed	63	Chairman of the Board

David A. Kraemer	42	Chief Executive Officer and President

Mr. Meyer has served as a director of the Company since 1980. Mr. Meyer currently manages his personal investment portfolio. From January 1994 to October 1998, he served as President and Chief Executive Officer of Urologix, Inc. Mr. Meyer currently serves as director of several private companies.

Mr. O’Donnell has served as a director of the Company since 1987. Mr. O’Donnell currently serves as a Partner in First Capital Group of Texas, a private equity firm with offices in Austin, Dallas, and San Antonio. From 1987 to July 2001, he served as partner with the private equity firm of Cravey, Green & Wahlen and since 1987 has been a general partner of O’Donnell and Masur, L.P., a venture capital investment firm which is a significant stockholder and debt holder of the Company.

Mr. Hinterlong has served as a director of the Company since December 1999. Mr. Hinterlong is currently President of RWH Group, Ltd., which owns several private manufacturing and distributing companies, and was President of Thomas Conveyor Company from 1986 to 1998. From 1975 to 1986, he held several positions with Continental Screw Conveyor Company.

Mr. Reed has served as Chairman of the Board of Directors of the Company since 1979. From 1979 to June 2002, Mr. Reed served as Chief Executive Officer of the Company and from 1983 to May 1997, Mr. Reed served as President of the Company. In addition, Mr. Reed is a principal of Phoenix Partners, Inc., a private investment company engaged in the acquisition and operation of medium-sized businesses in a variety of industries. Mr. Reed currently serves as a director of several private companies.

Mr. Kraemer has served as President and Chief Executive Officer of the Company since July 8, 2002 and has been in the rent-to-own industry for 20 years. Prior to joining the Company, Mr. Kraemer served as Executive Vice President for Rent-A-Center, Inc. from May 2001 to July 5, 2002. From September 1998 to April 2001, Mr. Kraemer served as Senior Vice President for Rent-A-Center, Inc. From December 1995 to September 1998, Mr. Kraemer served as Regional Vice President for Rent-A-Center, Inc./Renters Choice, Inc.

The executive officers of the Company on the Record Date are as follows:

Name	Age	Current Position(s) with the Company
David A. Kraemer	42	President and Chief Executive Officer

Beth A. Durrett	47	Chief Financial Officer and Secretary

Ms. Durrett has served as Chief Financial Officer of the Company since October 1998. From May 1997 to September 1998, Ms. Durrett served as Senior Vice President—Finance of the Company. From 1987 to May 1997, Ms. Durrett served as Vice President—Controller of the Company and was appointed Secretary of the Company in 1991. Ms. Durrett has served in various capacities with the Company since September 1979.

Code of Ethics

The Board of Directors adopted a Code of Ethics governing all of our employees, including our Chief Executive Officer and our Chief Financial Officer. A copy of this Code of Ethics is published on our website at www.bestwayrto.com under the “Investor Relations”, “Corporate Governance”, “Code of Ethics” captions. We intend to make all required disclosures concerning any amendments to, or waivers from, the Code of Ethics on our website.

Stockholder Communications with Board of Directors

Due to the going private transaction contemplated by this proxy statement, the Board of Directors has decided not to adopt a process by which its stockholders can communicate with the Board of Directors.

Board of Directors Meetings, Committees and Fees

The Board of Directors held four regular meetings during the fiscal year ended July 31, 2004. No Director attended fewer than 75% of the meetings of the Board of Directors or committees thereof from August 1, 2003 to July 31, 2004.

The Board of Directors only has one standing committee, the Audit Committee. The Audit Committee, which consists of three members of the Board of Directors, held six meetings during the fiscal year ended July 31, 2004. No member of the Audit Committee is an officer of the Company. The Audit Committee is responsible for (a) nominating the independent auditors for the annual audit, (b) reviewing the plan for the audit and related services and reviewing audit results and annual financial statements, (c) overseeing the adequacy of the Company’s system of internal accounting controls and compliance with the Foreign Corrupt Practices Act, and (d) overseeing compliance with the SEC’s requirements of disclosure of the Audit Committee’s activities. The present members of the Audit Committee, none of whom is otherwise employed by the Company, are Jack E. Meyer, Bernard J. Hinterlong and James A. O’Donnell. Other than Mr. O’Donnell, all of the members of the Audit Committee are “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Due to his share ownership and certain related party transactions disclosed in this proxy statement, Mr. O’Donnell is not “independent.” As a result of the going private transaction contemplated by this proxy statement and the resulting difficulty locating a replacement, the Board of Directors has decided to permit Mr. O’Donnell to continue to serve on the Audit Committee. The Board of Directors has adopted an audit committee charter. The Company has determined that Jack E. Meyer qualifies as an “audit committee financial expert” under applicable SEC and National Association of Securities Dealers’ listing standards.

In accordance with the audit committee charter, the chairperson of the Audit Committee reviewed the financial statements included in the Company’s Form 10-Qs and Form 10-K for the 2004 fiscal year with the Company’s management and the Company’s independent accountants prior to the filing of such Form 10-Qs and Form 10-K with the SEC.

Due to its size and the going private transaction contemplated in this proxy statement, the Board of Directors has decided not to maintain a Nominating Committee and therefore no written charter governs the director nomination process. The entire Board of Directors currently participates in the nomination process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, obtained from information furnished by the persons named below, concerning the beneficial stock ownership of each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock, each Director of the Company, each Director nominee of the Company, each executive officer of the Company and all directors, director nominees and executive officers of the Company as a group. So far as is known to the Company, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their respective names unless otherwise indicated. In accordance with applicable SEC rules, shares issuable within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such securities.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class
O’Donnell & Masur, L.P. (“O&M”)(2) 5949 Sherry Lane, Suite 1450 Dallas, Texas 75225	981,880	51.9%

Richard C. Waghorne(3) 7800 Stemmons, Suite 320 Dallas, Texas 75247	107,820	5.7%

James A. O’Donnell(2) 5949 Sherry Lane, Suite 1450 Dallas, Texas 75225	6,000	0.3%

R. Brooks Reed(4) 7800 Stemmons, Suite 320 Dallas, Texas 75247	58,870	3.1%

Bernard J. Hinterlong(5) 7800 Stemmons, Suite 320 Dallas, Texas 75247	21,500	1.1%

Jack E. Meyer(6) 7800 Stemmons, Suite 320 Dallas, Texas 75247	35,200	1.9%

David A. Kraemer(7) 7800 Stemmons, Suite 320 Dallas, Texas 75247	71,820	3.8%

Beth A. Durrett(8) 7800 Stemmons, Suite 320 Dallas, Texas 75247	31,800	1.7%

All Directors, Director nominees and executive officers as a group (6 persons)(2)	225,190	11.9%

(1)	Except as noted, beneficial ownership consists of sole voting and investment power. The inclusion of shares that may be deemed beneficially owned herein, however, does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares.
(2)	Mr. O’Donnell has sole voting power and sole investment power with respect to 2,000 shares of Common Stock of the Company that he owns directly and includes options to purchase 4,000 shares of Common Stock granted to Mr. O’Donnell, which are currently exercisable or will be exercisable within 60 days of the Record Date. Mr. O’Donnell by virtue of his being a general partner of O&M may be deemed, for purposes of determining beneficial ownership pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to beneficially own the 981,880 shares of Common Stock owned by O&M or a portion thereof.

(3)	Mr. Waghorne has the sole power to vote and dispose of 61,300 shares of Common Stock. As the sole general partner of a limited partnership, Mr. Waghorne may direct the vote and disposition of 46,520 shares of Common Stock owned by the limited partnership. The foregoing information is based upon a Schedule 13G filed by Mr. Waghorne on August 13, 2002.
(4)	Excludes a total of 20,000 shares of Common Stock of the Company owned by Mr. Reed’s spouse which Mr. Reed may be deemed beneficially to own. Mr. Reed disclaims beneficial ownership of such shares.
(5)	Includes options to purchase 4,000 shares of Common Stock granted to Mr. Hinterlong, which are currently exercisable or will be exercisable within 60 days of the Record Date.
(6)	Includes options to purchase 19,000 shares of Common Stock granted to Mr. Meyer, which are currently exercisable or will be exercisable within 60 days of the Record Date.
(7)	Includes options to purchase 61,820 shares of Common Stock granted to Mr. Kraemer, which are currently exercisable or will be exercisable within 60 days of the Record Date. Excludes a total of 50,000 shares of Common Stock of the Company owned by Mr. Kraemer’s spouse which Mr. Kraemer may be deemed beneficially to own. Mr. Kraemer disclaims beneficial ownership of such shares.
(8)	Includes options to purchase 16,840 shares of Common Stock granted to Ms. Durrett, which are currently exercisable or will be exercisable within 60 days of the Record Date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1997, the Company executed a promissory note in favor of O’Donnell & Massur, L.P. in the principal amount of $3,000,000. The promissory note currently bears interest at a rate of 8.0% per annum. As of July 31, 2004, principal and accrued interest of $3,020,667 remained outstanding on the promissory note. One of the Company’s directors, James A. O’Donnell, is a general partner in O’Donnell & Massur, L.P.

In July 2002, in connection with his employment agreement, the Company loaned Mr. Kraemer $1,000,000 pursuant to a promissory note. The note bears interest at a rate equal to the “applicable federal rate” set forth under the Internal Revenue Code of 1986, as amended from time to time. Pursuant to the terms of the promissory note, provided Mr. Kraemer continues to be employed by the Company, subject to certain exceptions, the Company has agreed to forgive the principal amount of the note and all accrued but unpaid interest on such forgiven amount in equal annual installments over a five-year period which began on December 31, 2003.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows all cash and other compensation paid (or to be paid) by the Company for the fiscal years ended July 31, 2004, 2003 and 2002, respectively, to the Company’s Chairman and Chief Executive Officer and each of the most highly compensated executive officers for services rendered in all capacities in which they served during each such period.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Restricted Stock Award ($)	Securities Underlying Option (#)	All Other Compensation
R. Brooks Reed, Chairman of the Board of Directors	2004 2003 2002	$ $ $	150,000 150,000 150,000		— — —	— — —	— — —	$ $ $	18,010 19,295 18,536	(2) (2) (2)

David A. Kraemer(1) President and Chief Executive Officer	2004 2003 2002	$ $ $	300,000 300,000 11,538	$ $	84,157 54,182 —	— — —	— 70,005 100,000	$ $ $	203,115 160,106 11,111	(2)(3) (2)(3) (3)

Beth A. Durrett, Chief Financial Officer and Secretary	2004 2003 2002	$ $ $	130,000 130,000 130,000	$ $	3,452 1,699 —	— — —	2,000 2,000 —	$ $ $	14,546 13,466 13,398	(2) (2) (2)

(1)	Mr. Kramer entered into an employment agreement, dated July 8, 2002, with the Company, pursuant to which he agreed to serve as President and Chief Executive Officer of the Company.
(2)	Represents a matching contribution made by the Company to the executive’s account in the Company’s 401(k) savings plan and payments made by the Company for automobiles provided to each executive by the Company.
(3)	Such amounts include $172,222 of debt forgiveness in 2004, $133,333 of debt forgiveness in 2003 and $11,111 of debt forgiveness in 2002.

OPTION GRANTS TABLE

The following table includes the following information for all options granted by the Company for the fiscal year ended July 31, 2004 to the Company’s Chairman and Chief Executive Officer and each of the most highly compensated executive officers: (i) the number of shares of the Company’s Common Stock covered by such options; (ii) the percent that such options represented of total options granted to all the Company’s employees during the 2004 fiscal year; (iii) the exercise price; and (iv) the expiration date.

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004 Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
R. Brooks Reed	—	—	—	—	—	—
David A. Kraemer	—	—	—	—	—	—
Beth A. Durrett	2,000	10.0%	$14.52	11/25/2013	$47,303	$75,322

AGGREGATED OPTION EXERCISES IN LAST FISCAL

YEAR AND FISCAL YEAR END OPTION VALUES

The following table shows the following information for the fiscal year ended July 31, 2004 for the Company’s Chairman and Chief Executive Officer and each of the most highly compensated executive officers: (i) the number of shares of the Company’s Common Stock acquired upon exercise of options during fiscal year 2004; (ii) the aggregate dollar value realized upon exercise; (iii) the total number of unexercised options held at the end of fiscal year 2004; and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of fiscal year 2004.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at 2004 Fiscal Year End		Value of Unexercised In-the-Money Options at 2004 Fiscal Year End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Brooks Reed	—	—	—	—	—	—
David A. Kraemer	—	—	61,820	108,185	$586,672	$750,156
Beth A. Durrett	—	—	16,840	2,200	$110,134	$5,616

(1)	Market value of underlying securities is based on the closing price of the Common Stock of $13.49 on July 30, 2004, as represented on the Nasdaq.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of July 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	280,145	$6.86	64,955

Equity compensation plans not approved by security holders	—	—	—

Total	280,145	$6.86	64,955

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

On July 8, 2002, the Company entered into an employment agreement with David A. Kraemer pursuant to which Mr. Kraemer agreed to serve as the Company’s President and Chief Executive Officer. The term of the agreement commenced on July 8, 2002 and will end on December 31, 2007. The agreement provides Mr. Kraemer with an annual base salary of $300,000 plus certain benefits, including stock options and a yearly incentive bonus equal to the product of ten percent multiplied by the Company’s annual profits for the applicable calendar year. The incentive bonus must be paid to Mr. Kraemer no later than April 7th of the subsequent year. The Company also loaned Mr. Kraemer $1,000,000 pursuant to a promissory note. In the event Mr. Kraemer’s employment is terminated by the Company without “cause” or by Mr. Kramer for “good reason”, (i) the Company will forgive the amounts due under the promissory note pursuant to the terms of the promissory note, (ii) any unvested stock options will vest at such time, and (iii) at Mr. Kraemer’s option, he will be entitled to continued coverage under any of the Company’s applicable group health plans for a period of ten months.

RETIREMENT SAVINGS PLAN PROGRAM—401(K) PLAN

The Company established a Retirement Savings Plan (the “Savings Plan”) effective as of September 1, 1994, which is intended to qualify under Section 401(k) of the Internal Revenue Code (the “Code”). Employees who have been employed with the Company for one year or more are eligible for participation in the Savings Plan. Employees may elect to contribute up to 15% of their annual compensation (subject to certain limitations under the Code) to the Savings Plan. The Board of Directors conducts a review at the end of each fiscal year to determine whether the Company will make any additional or matching contributions to the Savings Plan. For each of the years ended July 31, 2004, 2003 and 2002, the Company contributed approximately $104,000, $81,000 and $105,000, respectively, to the Savings Plan. All assets of the Savings Plan are held in trust.

COMPENSATION OF DIRECTORS

The Company’s policy is to reimburse its directors for travel, lodging and related expenses incurred on account of attendance at meetings of the Board of Directors and committees thereof. For their participation in special meetings of the Board of Directors convened by conference telephone call, for services in relation to any matters adopted by the unanimous written consent of the directors, and for all the various services rendered, directors, other than those who are employees or consultants of the Company, receive an annual retainer of $1,200. Additionally, each director, other than those who are officers or employees of the Company, receives $500 for each meeting attended. In order to conserve cash, none of the foregoing fees were paid to any director in the 2004 fiscal year.

Each member of the audit committee receives $1,000 for each audit committee meeting attended in person and $500 for each audit committee meeting attended by telephone. The fees owed to each member of the audit committee for the audit committee meetings attended by each member during 2004 fiscal year were paid in cash.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Decisions regarding the compensation of the executive officers of the Company are made by the Board of Directors. In fiscal year 2004, decisions concerning the compensation of Mr. David A. Kraemer and Ms. Beth A. Durrett were made by the entire Board of Directors and decisions concerning the compensation of Mr. R. Brooks Reed were made by Mr. Jack E. Meyer, Mr. Ben Hinterlong and Mr. James A. O’Donnell.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

This executive compensation report relates to compensation decisions made by the Board of Directors. This executive compensation report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such laws.

Objectives of Executive Compensation. The Company’s executive compensation program is intended to attract, motivate and retain key executives who are capable of leading the Company effectively and continuing its long-term growth. The compensation program for executives is comprised of base salary, annual incentives and long-term incentive awards. Base salary is targeted to be within a reasonable range of compensation for comparable companies and for comparable levels of expertise by executives. Annual incentives are based upon the achievement of one or more performance goals. The Company uses stock options in its long-term incentive program.

Executive Compensation Procedures. The Board of Directors establishes the general compensation policies of the Company and implements and monitors the compensation and incentive plans and policies of the Company. Final compensation determinations for each fiscal year are generally made after the end of the fiscal year, after audited financial statements for such year become available. At that time, bonuses, if any, are determined for the past year’s performance, base salaries for the following fiscal year are set and long-term incentives, if any, are granted.

In setting base salary and determining annual incentive and long-term incentive awards, the Board of Directors reviews the compensation levels of executive officers at comparable companies. The Board of Directors also reviews data contained in published surveys on executive compensation. The Board of Directors based its decisions regarding 2004 base salary and annual cash bonus amounts for the year ended July 31, 2004, in part, upon its review of such data.

Each element of the executive compensation, as well as the compensation of the Chief Executive Officer, is discussed separately below.

Base Salary. Base salaries are a fixed component of total compensation and do not relate to the performance of the Company. Other than base salaries that are predetermined pursuant to the terms of an employment agreement, base salaries are determined by the Board of Directors after reviewing salaries paid by comparable companies of similar size and performance.

Annual Incentives. Annual incentives are provided in the form of cash bonuses. Annual incentives are designed to reward executives and management for the annual growth and achievement of the Company and are therefore tied to the Company’s performance. The Board of Directors awards cash bonuses to those executives who meet established goals, with the amount of the award based upon a percentage of the Company’s net income prior to payment of applicable taxes.

Long-term Incentives. Long-term incentives are provided through the grant of stock options pursuant to the Company’s Incentive Stock Option Plan. These grants are designed to align executives’ interests with the long-term goals of the Company and the interests of the Company’s stockholders and to encourage high levels of stock ownership among the Company’s executives.

Compensation of Chief Executive Officer. Pursuant to the terms of his employment agreement, Mr. Kraemer’s 2004 base salary was $300,000.

Tax Considerations. The Board of Directors’ executive compensation strategy is designed to be cost-effective and tax-effective. Therefore, the Board of Directors’ policies are, where possible and considered appropriate, to preserve corporate tax deductions, including the deductibility of compensation paid to the named executive officers pursuant to Section 162(m) of the Code, while maintaining the flexibility to approve compensation arrangements that they deem to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

Submitted by the Board of Directors

Bernard J. Hinterlong

David A. Kraemer

Jack E. Meyer

James A. O’Donnell

R. Brooks Reed

REPORT OF THE AUDIT COMMITTEE

Pursuant to the Audit Committee Charter adopted by the Board of Directors, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K with the Company’s management, including a discussion regarding the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with PricewaterhouseCoopers LLP, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with general accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as modified or supplemented. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board in Standard No. 1 (Independence Discussion with Audit Committee), as modified or supplemented, which the Audit Committee received from PricewaterhouseCoopers LLP.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during the 2004 fiscal year.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved such recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Bernard J. Hinterlong

Jack E. Meyer

James A. O’Donnell

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq U.S. composite index (the “Nasdaq Market Index”) and a group consisting of publicly-traded rental-purchase companies (the “Peer Group”). The graph assumes that $100.00 was invested on July 31, 1999 in the Common Stock of the Company, the Nasdaq Market Index and the Peer Group and assumes reinvestment of dividends. The Peer Group consists of Rent Way, Inc., Aaron Rents, Inc. and Rent-A-Center, Inc. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

The stock price performance graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporated this information by reference and shall not otherwise be deemed filed under such Acts.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG BESTWAY, INC.

NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JULY 31, 1999

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING JULY 31, 2004

	Bestway, Inc.	Peer Group	Nasdaq Market Index
7/31/1999	$100.00	$100.00	$100.00
7/31/2000	$72.13	$129.33	$145.58
7/31/2001	$76.08	$112.80	$80.04
7/31/2002	$86.56	$148.35	$53.49
7/31/2003	$200.79	$194.19	$70.01
7/31/2004	$176.92	$225.53	$76.64

PROPOSAL FOR NEXT ANNUAL MEETING

If our Exchange Act registration is not terminated in connection with the Forward/Reverse Stock Split, any proposal of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2005 pursuant to Rule 14a-8 of the Exchange Act must be received by the Company’s Secretary at 7800 N. Stemmons Freeway, Suite 320, Dallas, Texas 75247, no later than August 2, 2005 in order to be included in the Proxy Statement relating to that meeting. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if any stockholder proposal intended to be presented at the 2005 annual meeting without inclusion in the Company’s proxy statement for such meeting is received at the Company’s principal executive offices after September [    ], 2005, then any proxy that management solicits for such meeting will confer discretionary authority to vote on such proposal so long as such proposal is properly presented at the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that directors and officers of the Company, and persons who own more than 10% of the Common Stock, file with the SEC initial reports of the Common Stock ownership and reports of changes in such ownership.

The Commission’s rules require the Company’s reporting persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required with respect to the year ended July 31, 2004, the Company believes that the reporting persons have complied with all applicable Section 16(a) filing requirements for 2004 on a timely basis.

GENERAL

The cost of preparing and mailing the enclosed material is to be borne by the Company. In addition to the solicitation of proxies by mail, certain officers, directors and regular employees of the Company may, without additional compensation, solicit proxies on behalf of management by telephone, telegraph or personal interview. The cost of any solicitation will be borne by the Company. Upon request, persons, including brokers, holding shares for others will be reimbursed for their expenses in transmitting proxy materials to their principals and in seeking instructions by mail, telephone or telegraph for their principals.

Management does not intend to bring any matters before the meeting other than those mentioned above and is not aware of any other matters to be presented before the meeting. However, if any other matters should be presented properly to the meeting, it is intended that the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment. A copy of the Company’s Annual Report is being mailed to the stockholders with this Proxy Statement. The Company’s Annual Report to stockholders contains financial statements for the periods ended July 31, 2004, July 31, 2003 and July 31, 2002 which are incorporated by reference herein. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO EACH STOCKHOLDER WITHOUT CHARGE. ANY STOCKHOLDER DESIRING A COPY OF THE ANNUAL REPORT ON FORM 10-K SHOULD ADDRESS HIS OR HER REQUEST TO MS. BETH A. DURRETT, SECRETARY, 7800 N. STEMMONS, SUITE 320, DALLAS, TEXAS, 75247.

By Order of the Board of Directors,

/s/ BETH A. DURRETT
Beth A. Durrett
Secretary

                    , 2004

Dallas, Texas

ANNEX A

[Southwest Securities, Inc. Letterhead]

November 5, 2004

Special Committee of the Board of Directors

Bestway, Inc.

7800 N. Stemmons Freeway, Suite 320

Dallas, Texas 75247

Members of the Special Committee of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Bestway, Inc. (the “Company”) and its stockholders of the proposed reverse/forward stock split of the Company’s outstanding Common Stock, whereby the Company will effect a 1-for-100 reverse stock split, such that stockholders owning less than 100 shares of Common Stock will have such shares canceled and converted into the right to receive cash consideration of $13.00 per share, immediately followed by a 100-for-1 forward stock split (the “Reverse/Forward Stock Split”).

Southwest Securities, Inc. (“SWS”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

We are acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Reverse/Forward Stock Split and will receive a fee for our services. The opinion fee is not contingent upon the consummation of the Reverse/Forward Stock Split. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, SWS may, for its own account and the accounts of its customers, trade the securities of the Company and, accordingly, may hold a long or short position in such securities.

In the course of performing our review and analysis for rendering this opinion, we have: (i) reviewed the Proxy Statement of the Company dated November 5, 2004 (the “Proxy Statement”); (ii) reviewed and analyzed certain publicly available financial and other data with respect to the Company and certain other relevant historical operating data relating to the Company made available to us from published sources and from the internal records of the Company; (iii) conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook the Company; (iv) visited certain facilities and the business offices of the Company; (v) reviewed current and historical market prices and trading activity of the Common Stock of the Company; (vi) compared certain financial information for the Company with similar information for certain other companies, the securities of which are publicly traded; (vii) reviewed the financial terms, to the extent publicly available, of selected precedent transactions which we deemed generally comparable to the Company and the Reverse/Forward Stock Split; and (viii) conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate.

With respect to the data and discussions relating to the business prospects and financial outlook of the Company, we have assumed that such data has been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such financial data and estimates. We have further relied on the assurances of senior management of the Company that they are unaware of any facts that would make such business prospects and financial outlooks incomplete or misleading. The business prospects and financial outlook are based upon numerous variables and assumptions that are inherently uncertain, including without limitation, factors relating to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the business prospects and financial outlook reviewed by us.

Board of Directors

Bestway, Inc.

November 5, 2004

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company (including, without limitation, the financial statements and related notes thereto of the Company), and have not assumed responsibility for independently verifying and have not independently verified such information. We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the respective assets or liabilities (contingent or otherwise) of the Company, and we have not been furnished with any such valuations or appraisals. Additionally, we have not been asked and did not consider the possible effects of any litigation or other legal claims. We have also assumed that the Reverse/Forward Stock Split will be consummated in a timely manner and in accordance with the terms of the Proxy Statement without any regulatory restrictions, conditions, amendments or modifications.

Our opinion is subject to the assumptions and conditions set forth herein, speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or events of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

Our advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Reverse/Forward Stock Split. Copies of this opinion may be included in your proxy statement and shown or provided to stockholders of the Company and any properly interested regulatory agencies (such as the Securities and Exchange Commission) in connection with the Reverse/Forward Stock Split; however, copies may not be shown or provided to any other person (except attorneys and accountants for the Company) without the prior written approval of SWS. Further, this opinion may not be quoted in part, paraphrased, summarized or described in any writing, including the foregoing proxy statement, provided to any person who is not an employee or director of the Company or an attorney or accountant for the Company without the prior written approval of that portion of such writing by SWS.

Our opinion does not address the merits of the underlying decision by the Company to engage in the Reverse/Forward Stock Split or the relative merits of the Reverse/Forward Stock Split compared to any alternative business strategy in which the Company might engage. We were not authorized to solicit, and did not solicit, other potential parties with respect to a business combination with the Company. Our opinion addresses solely the fairness of the Reverse/Forward Stock Split pursuant to the Proxy Statement. We are not expressing any opinion herein as to the prices or price ranges at which the Company’s Common Stock has traded or may trade in the future. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed Reverse/Forward Stock Split or any other matter being voted upon by the Company’s stockholders.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Reverse/Forward Stock Split pursuant to the Proxy Statement is fair, from a financial point of view, to the Company and its stockholders.

Very truly yours,

SOUTHWEST SECURITIES, INC.

By:	/S/ RICHARD L. DAVIS
Richard L. Davis
Managing Director and Senior Vice President

BESTWAY, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Brooks Reed and Beth A. Durrett, and each of them, with full power of substitution, to vote as indicated below, and act with respect to all shares of Common Stock of Bestway, Inc., a Delaware corporation (the “Company”), standing in the name of the undersigned, at the annual meeting of stockholders to be held at 8:00 a.m. Central Standard Time on Tuesday, December 7, 2004, at the Company’s corporate office located at 7800 N. Stemmons Freeway, Suite 320, Dallas, Texas, or at any adjournment thereof, with all the power the undersigned would possess if personally present:

1.	Amendment of the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse/Forward Stock Split.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Election of the following nominees as directors of the Company: R. Brooks Reed, Jack E. Meyer, James A. O’Donnell, David A. Kraemer and Bernard J. Hinterlong.

	☐ FOR all of the nominees (except as otherwise marked below)		☐ WITHOUT AUTHORITY to vote for all nominees

INSTRUCTIONS: To withhold authority to vote for any particular nominee, write such person’s name in the following space.

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

IMPORTANT:    To ensure a quorum and to avoid the expense and delay of sending follow-up letters, please mark, sign, date and mail this proxy in the accompanying envelop.

Date: , 2004

Please sign exactly as name appears hereon. For a joint account, each owner should sign. Persons signing as attorney, executor, administrator, trustee or guardian or in any other representative capacity should indicate their full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.